                                                            EXHIBIT 10.54

                    Order for Confidential Treatment Granted.





                             TELESCRIPT & MAGICMAIL

                           SOFTWARE LICENSE AGREEMENT

                                     BETWEEN

                               GENERAL MAGIC, INC.

                                       AND

                                 FRANCE TELECOM

                                 August 3, 1995
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                                TABLE OF CONTENTS

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1.       Definitions............................................................    1
         1.1      "Acceptance"..................................................    1
         1.2      "Authorized Support Center"...................................    1
         1.3      "CS" or "Compliance Specification"............................    2
         1.4      "Delivery Environment"........................................    2
         1.5      "Development Site"............................................    2
         1.6      "Documentation"...............................................    2
         1.7      "Error".......................................................    2
         1.8      "First Production Version"....................................    3
                   1.8.1    "Accepted First Production Version".................    3
         1.9      "Intellectual Property Rights"................................    3
         1.10     "Licensed Country(ies)".......................................    3
         1.11     "Licensed Technology".........................................    3
         1.12     "Licensee Public Services"....................................    3
         1.13     "Licensee Technical Contacts".................................    3
         1.14     "Magic Trademarks"............................................    3
         1.15     "Maintenance Terms"...........................................    4
         1.16     "Mandatory Error Corrections".................................    4
         1.17     "Mandatory Release"...........................................    4
         1.18     "Non-Mandatory Release".......................................    4
         1.19     "Object Code".................................................    4
         1.20     "Pilot".......................................................    4
         1.21     "Resolution"..................................................    4
         1.22     "Scripts".....................................................    4
         1.23     "Service Telescript Engine" or "STSE".........................    4
         1.24     "SII" or "Service Interoperability and Interconnection
                  Specification"................................................    4
         1.25     "Source Code".................................................    5
         1.26     "Subscriber"..................................................    5
         1.27     "System Level Documentation"..................................    5
         1.28     "Telescript Based Public Services"............................    5

2.       License Grants.........................................................    5
         2.1      Object Code and Scripts.......................................    5
         2.2      Source Code...................................................    5
         2.3      Telescript Developers Kit.....................................    6
         2.4      Documentation.................................................    6
         2.5      To Licensee's Contractors.....................................    6
         2.6      Forecast of Future Licensed Technology Modifications..........    6

3.       Technology Fees and Royalties..........................................    6
         3.1      License Fees and Royalties....................................    6
         3.2      Section Intentionally Deleted.................................    6
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         3.3      Section Intentionally Deleted..........................................     6
         3.4      Section Intentionally Deleted..........................................     6
         3.5      Payments to Magic......................................................     6
         3.6      Audit Rights...........................................................     7
         3.7      Currency...............................................................     7
         3.8      Finance Charge.........................................................     7
         3.9      Most Favored Status....................................................     7

4.       Delivery........................................................................     8

5.       Acceptance......................................................................     8
         5.1      Creation of Quality Plan...............................................     8
         5.2      Quality Plan Audit.....................................................     9
         5.3      Test Plan..............................................................     9
                  5.3.1    Contents of Test Plan.........................................     9
                  5.3.2    Process for Establishing the Reference Platform and the
                           QoS...........................................................     9
                  5.3.3    Process for Establishing the Test Suites and Test Tools.......    10
         5.4      Test Reports...........................................................    10
         5.5      Acceptance Procedure...................................................    10

6.       Disclaimer of Warranty..........................................................    11
         6.1      Factual Representations................................................    11
         6.2      Disclaimer of Warranties...............................................    11

7.       Support.........................................................................    12
         7.1      Maintenance and Support Services.......................................    12
         7.2      Compatibility Across Releases..........................................    12
         7.3      Support of Subscribers.................................................    12
         7.4      Training Programs......................................................    12
         7.5      Project Coordinators...................................................    12
                  7.5.1    Appointment of Project Coordinators...........................    12
                  7.5.2    Project Coordinator Procedures and Meetings...................    13
                  7.5.3    Technical Coordinator.........................................    13
                  7.5.4    Commercial Coordinator........................................    13
                  7.5.5    Services Not Included.........................................    13
                  7.5.6    Confidential Information......................................    14
                  7.5.7    On-Site Project Director Services.............................    14
                  7.5.8    Election of Project Commercial Coordinator; Termination of
                           Project Technical Coordinator.................................    14
         7.6      Consulting Services....................................................    14
         7.7      Source Code Escrow.....................................................    14
         7.8      Section Intentionally Deleted..........................................    15
         7.9      Project Coordinator Fees...............................................    15
         7.10     CPI Adjustment.........................................................    16
         7.11     Computation and Payment of CPI Adjustment..............................    16
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8.       Control of and Modifications to Licensed Technology......................   16
         8.1      Definitional Control of the CS and the SII Specification........   16
         8.2      Process of Modifying the CS and SII Specification...............   17
                  8.2.1    Giving Notice..........................................   17
                  8.2.2    Providing and Acting Upon Input........................   17
         8.3      Implementation..................................................   17
         8.4      Use of a Superseded Release.....................................   18
         8.5      CS and SII Specification Compliance.............................   18
         8.6      No Reverse Engineering..........................................   18
         8.7      Deemed Compliance with the CS and SII Specification.............   18

9.       Proprietary Rights.......................................................   18
         9.1      Ownership of Licensed Technology................................   18
         9.2      Ownership of Modifications......................................   18
         9.3      Proprietary Notices.............................................   19
         9.4      Restricted Rights...............................................   19
         9.5      Foreign Government Agreements...................................   19
         9.6      RSA Software....................................................   19

10.      Term and Termination.....................................................   20
         10.1     Term............................................................   20
         10.2     Default.........................................................   20
         10.3     Insolvency......................................................   21
         10.4     Delivery Obligations............................................   21
         10.5     The Effect of Termination.......................................   21
                  10.5.1   General Termination....................................   21
                  10.5.2   No Fault Termination...................................   21
         10.6     Survival........................................................   22
         10.7     Termination Due to Lack of Profitability........................   22
         10.8     Termination After Pyramid.......................................   22

11.      Infringement Indemnity...................................................   22
         11.1     Magic Indemnity.................................................   23
                  11.1.1   Indemnity..............................................   23
                  11.1.2   Exceptions.............................................   23
                  11.1.3   Limitation.............................................   24
         11.2     Licensee Indemnity..............................................   24
                  11.2.1   Limitation.............................................   24

12.      Confidential Information.................................................   24
         12.1     Information.....................................................   24
         12.2     Confidentiality.................................................   24
         12.3     Confidentiality of Source Code and System Level Documentation...   25
         12.4     Confidentiality of Scripts......................................   26
         12.5     Exceptions......................................................   26
         12.6     Term............................................................   27
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13.      Public Relations........................................................    27

14.      Sales and Marketing.....................................................    27
         14.1     Independent Programs...........................................    27
         14.2     Magic Assistance...............................................    27
         14.3     Co-Marketing Programs..........................................    27

15.      Limitation of Liability.................................................    28
         15.1     Maximum Magic Liability........................................    28
         15.2     Maximum Licensee Liability.....................................    28
         15.3     Exceptions.....................................................    28
         15.4     Limitation of Magic Liability..................................    28
         15.5     Limitation of Licensee Liability...............................    29

16.      Branding................................................................    29
         16.1     Trademark License..............................................    29
         16.2     Use On Licensee Offerings......................................    29
         16.3     Compliance with the CS and the SII Specifications..............    29
         16.4     Exceptions to Logo Usage.......................................    29
         16.5     Licensee Marks.................................................    29
         16.6     Non-Interference...............................................    30

17.      Third Party Beneficiaries...............................................    30
         17.1     AT&T...........................................................    30
                  17.1.1   Third Party Beneficiary...............................    30
                  17.1.2   Restrictions on Use of Jointly Owned Technology.......    30
         17.2     Neuron Data....................................................    30

18.      General Provisions......................................................    31
         18.1     Independent Contractors........................................    31
         18.2     Arbitration and Governing Law..................................    31
         18.3     Section Intentionally deleted..................................    31
         18.4     Section Intentionally deleted..................................    31
         18.5     Assignment.....................................................    31
         18.6     Waiver.........................................................    32
         18.7     Notices........................................................    32
         18.8     Export Controls................................................    32
         18.9     Force Majeure..................................................    32
         18.10    Taxes..........................................................    32
         18.11    Severability...................................................    33
         18.12    Section Headings...............................................    33
         18.13    Entire Agreement...............................................    33

EXHIBIT A  LICENSED TECHNOLOGY...................................................   A-1

EXHIBIT B  DEVELOPMENT SITE......................................................   B-1
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EXHIBIT C  DELIVERY MILESTONES...................................................   C-1

EXHIBIT D  MAINTENANCE TERMS.....................................................   D-1
         1.       NEW RELEASES, ERROR REPORTS AND RESOLUTIONS....................   D-1
                  1.1      New Releases and Enhancements.........................   D-1
                  1.2      Error Reporting and Tracking..........................   D-1
                  1.3      Classification of Errors..............................   D-1
                  1.4      Magic's Response to Error Reports.....................   D-1
                  1.5      Acceptance of Resolutions.............................   D-2
         2.       Services Not Included..........................................   D-2
                  2.1      Other Products........................................   D-2
                  2.2      Modifications.........................................   D-2
                  2.3      Non-Current Release...................................   D-2
                  2.4      Other Technologies....................................   D-2
                  2.5      Other Errors..........................................   D-2
                  2.6      On-Site Support.......................................   D-2
         3.       Previous Releases..............................................   D-2
         4.       Backwards Compatibility........................................   D-3
                  4.1      Telescript Language...................................   D-3
                  4.2      Applications and Tools................................   D-3
         5.       Licensee's Responsibilities....................................   D-3
                  5.1      Distribution of Releases..............................   D-3
                  5.2      Information and System Access Provided by Licensee....   D-3
         6.       Description of Error Resolution Services Provided by Licensee..   D-4
                  6.1      First Tier Support....................................   D-4
                  6.2      Access to Licensee Staff..............................   D-4
                  6.3      Reproducible Errors...................................   D-4
                  6.4      Insufficient Licensee Support.........................   D-4
         7.       General Rights to Ownership....................................   D-4

EXHIBIT E  MAGIC TRADEMARKS......................................................   E-1
         1.       Registered trademarks..........................................   E-1
         2.       Pending trademarks.............................................   E-1

EXHIBIT F  PRICING...............................................................   F-1
         1.       License Fees...................................................   F-1
         2.       Royalties......................................................   F-1
                  2.1      Usage Fees............................................   F-1
                  2.2      Deposits on Minimum Royalties.........................   F-2
                  2.3      Electronic Merchant Fees..............................   F-2

EXHIBIT G   SAMPLE DELIVERY ACKNOWLEDGMENT FORM..................................   G-1

EXHIBIT H  ESCROW AGREEMENT......................................................   H-1
         1.       Appointment....................................................   H-1
         2.       Deposit of Escrow Materials....................................   H-1
         3.       Transfer of Copy Title.........................................   H-2
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         4.       Purpose.......................................................   H-2
         5.       Escrow Release and Software License...........................   H-2
         6.       Counternotice.................................................   H-2
         7.       Disputed Notice...............................................   H-3
         8.       Arbitration of Disputed Notice................................   H-3
         9.       Termination...................................................   H-3
         10.      Notices.......................................................   H-4
         11.      Liability of Escrow Agent.....................................   H-4
         12.      Governing Law; Forum Selection................................   H-4
         13.      Entire Agreement..............................................   H-5
         14.      Validity......................................................   H-5
         15.      Resignation/Replacement.......................................   H-5
         16.      Fees and Expenses.............................................   H-5
         17.      Indemnification...............................................   H-5
         18.      Copies of Notice..............................................   H-6

EXHIBIT I-1  EMPLOYEE NON-DISCLOSURE AGREEMENT..................................   I-1

EXHIBIT I-2  CONTRACTOR NON-DISCLOSURE AGREEMENT................................   I-2

EXHIBIT I-3  OPERATION OF SECURE COMPUTER SYSTEMS...............................   I-3
         1.       Secure Computer System........................................   I-3
                  1.1      Site Security Provisions.............................   I-3
                  1.2      Secure Computer System Security Provisions...........   I-3
         2.       Development Site..............................................   I-4

EXHIBIT J  ADDITIONAL LICENSED COUNTRIES........................................   J-1

EXHIBIT K  BUSINESS PLAN FRAMEWORK..............................................   K-1
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
                               GENERAL MAGIC, INC.

                           SOFTWARE LICENSE AGREEMENT
                             (TELESCRIPT/MAGICMAIL)

         This SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered into as of the date last signed below (the "Effective Date") by and between GENERAL MAGIC, INC., a Delaware corporation, having its principal office at 420
N. Mary Avenue, Sunnyvale, California 94086 ("Magic"), and FRANCE TELECOM, a French Exploitant Public, having its headquarters at 6, Place d'Alleray 75015 Paris, France ("Licensee").

                                    RECITALS

         A. Magic is developing technology for consumer-oriented computer and communication products and services utilizing "software agents" to perform tasks on behalf of the user.

         B. Licensee desires to license such technology from Magic for the development of enhanced electronic messaging and transactional service offerings, and Magic desires to license such technology to Licensee for such purpose.

         C. The parties understand that to develop enhanced electronic messaging service offerings Licensee will need to develop its own software based on the technology.

                                    AGREEMENT

         In consideration of the mutual promises contained herein, Licensee and Magic agree as follows:

         1. Definitions. Capitalized terms used herein shall have the following meanings:

            1.1 "Acceptance" shall mean that event signified by either (i) an acknowledgment signed by Licensee that the release of the Licensed Technology which is subject to acceptance (which includes the First Production Version and each subsequent Mandatory Release) has successfully met the acceptance criteria set forth in Section 5 (Acceptance), or (ii) Licensee's failure to provide Magic with such written acknowledgment or a statement of Errors within the sixty (60) day period from the date of delivery of such release to Licensee to examine and test in accordance with Section 5 (Acceptance).

            1.2 "Authorized Support Center" shall mean an entity that is licensed by Magic to provide support and system integration of Telescript Based Public Services.

            1.3 "CS" or "Compliance Specification" shall mean the specification, as provided by Magic, that sets forth the external behaviors and functionality of the Licensed Technology. The CS will be uniform for all licensed Telescript Based Public Services with the same release of the applicable Licensed Technology. Section 8 (Control of and Modification to the Licensed Technology) of this Agreement sets forth the contents of the initial CS, and how Magic will evolve the CS.

            1.4 "Delivery Environment" shall mean the required execution environment(s) specified in Exhibit A (Licensed Technology).

            1.5 "Development Site" shall mean the Licensee site listed in Exhibit B (Development Site).

            1.6 "Documentation" shall mean the documentation for the Licensed Technology distributed by Magic as further defined in Exhibit A (Licensed Technology).

            1.7 "Error" shall mean a defect in the executable Licensed Technology that makes the executable Licensed Technology operate in a manner which is non-compliant with the CS or that does not conform to the Documentation. Errors shall be divided into the following categories:

                Level 1: Errors in Licensed Technology (1) that is not operating as only a Pilot program; and (2) that cause the Licensed Technology (but not the Documentation) to fail to operate in a material manner causing the loss of control of the computer hardware or software (a crash), loss of data in main or peripheral memory, or unrecoverable loss of or damage to a message; (3) to which there is no practical means of circumventing the Error available to the Licensee; and (4) that prevent Licensee from offering a Telescript Based Public Service.

                Level 2: Errors in the Licensed Technology that causes a major function of the Licensed Technology (but not the Documentation) to fail to operate in a material manner; Errors that would be Level 1 Errors but for a work-around solutions available to the Licensee that provides a practical means to circumvent the Error; and Errors that would be Level 1 Errors but which affect only a Pilot program and do not prevent Licensee from offering a Telescript Based Public Service.

                Level 3: Errors in the Licensed Technology causing the Licensed Technology (but not the Documentation) to fail to operate in a material manner resulting in an inconvenient situation in which the software is stable but does not function in the most convenient or expeditious manner.

                Level 4: Errors in the Licensed Technology (including Documentation) which (1) are minor or cosmetic in nature; or (2) for which there is a known method to easily avoid the Error. This includes minor annoyances, missing error messages, Documentation Errors and other problems that can be easily circumvented or tolerated.

            1.8 "First Production Version" shall mean the version of the Licensed Technology designated in Exhibit C (Delivery Milestones) as being the First Production Version.

                1.8.1 "Accepted First Production Version" shall mean that version of the Licensed Technology for which Acceptance has occurred.

            1.9 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, trade secrets, and all other intellectual property rights, including without limitation all applications and registrations with respect thereto, but excluding trademarks, trade names, and other product, service, or company identifiers.

            1.10 "Licensed Country(ies)" shall mean the country of France, including all of its overseas Departments and possessions. The definition of, "Licensed Country(ies)" may be expanded to include any of the countries listed in Exhibit J (Additional Licensed Countries) upon (i) Magic's acceptance of Licensee's business plan for expanding "Licensed Country(ies) to include such country and (ii) the parties agreement as to an appropriate license fee for the addition of such country, which shall be established by taking into account the economic nature of the desired additional country. Magic shall not unreasonably withhold its acceptance of Licensee's business plan and appropriate license fees, even if there is already a licensed Telescript Based Service Provider in such country. The parties may agree in writing to add countries to Exhibit J (Additional Licensed Countries). Magic will not unreasonably withhold its consent from Licensee's request to add specific countries to Exhibit J (Additional Licensed Countries). A framework for acceptable business plans is attached as Exhibit K (Business Plan Framework).

            1.11 "Licensed Technology" shall mean the software and Documentation listed in Exhibit A (Licensed Technology) and all subsequent versions of such software and Documentation that are provided by Magic to Licensee pursuant to the terms of this Agreement, including but not limited to Mandatory Error Corrections, Mandatory Releases, Non-Mandatory Releases and other modifications, Error corrections and enhancements of such software and Documentation.

            1.12 "Licensee Public Services" shall mean Telescript Based Public Services developed and provided by Licensee.

            1.13 "Licensee Technical Contacts" shall mean the three (3) Licensee employees listed in Attachment 1 (Licensee Technical Contacts) to Exhibit D (Maintenance Terms). Licensee may modify the Licensee Technical Contacts from time-to-time on sixty (60) days written notice to Magic.

            1.14 "Magic Trademarks" shall mean the names, trademarks, (whether registered or unregistered), and logos owned by Magic and listed on Exhibit E (Magic Trademarks).

            1.15 "Maintenance Terms" shall mean the terms and conditions in Exhibit D (Maintenance Terms), which govern Licensee's issuance of Error reports, and Magic's obligation to provide Resolutions.

            1.16 "Mandatory Error Corrections" shall mean corrections to the Licensed Technology that have passed Magic's quality assurance testing and that must be made to maintain compliance with the CS or the SII Specifications.

            1.17 "Mandatory Release" shall mean a new release of the Licensed Technology subsequent to the Accepted First Production Version which implements a revision to the CS or the SII Specification.

            1.18 "Non-Mandatory Release" shall mean any release of the Licensed Technology subsequent to the Accepted First Production Version which is not a Mandatory Error Correction or a Mandatory Release.

            1.19 "Object Code" shall mean the machine readable version of the Licensed Technology. Exhibit A (Licensed Technology) indicates which elements of the Licensed Technology will be provided in Object Code form. The term, "Object Code" shall not include "Scripts."

            1.20 "Pilot" shall mean a non-commercial, non-royalty bearing, investigative evaluation of the Licensed Technology by Licensee.

            1.21 "Resolution" shall mean a modification made to the Licensed Technology by Magic or a workaround developed by Magic that is meant to correct or minimize an Error in the Licensed Technology.

            1.22 "Scripts" shall mean computer software applications written in either the High or Low Telescript programming language, and which operate in conjunction with the Telescript Based Public Services. Exhibit A (Licensed Technology) indicates which elements of the Licensed Technology will be provided as Scripts.

            1.23 "Service Telescript Engine" or "STSE" shall mean the Service Telescript Engine listed in Exhibit A (Licensed Technology). The STSE will be provided in Object Code form only.

            1.24 "SII" or "Service Interoperability and Interconnection Specification" shall mean the specifications provided by Magic to all licensees of Telescript Based Public Services that establish the minimum level of interconnectivity that must exist between all Telescript Based Public Services. Telescript Based Public Service providers must decide among themselves as to how to achieve the minimum level of interconnectivity required by the SII Specifications. Section 8 (Control of and Modification to the Licensed Technology) of this Agreement sets forth the contents of the initial SII, and how Magic will evolve the SII Specification.

            1.25 "Source Code" shall mean the human readable version of the Licensed Technology. Exhibit A (Licensed Technology) indicates which elements of the Licensed Technology will be provided in Source Code form. The term, "Source Code" shall not include "Scripts."

            1.26 "Subscriber" shall mean an individual or business entity registered to use the Licensee Public Services.

            1.27 "System Level Documentation" shall mean all Documentation that is marked as being System Level Documentation, including summaries and translations thereof created by Licensee.

            1.28 "Telescript Based Public Services" shall mean the enhanced electronic messaging services based on the Licensed Technology provided to the general public, including, but not limited to the Licensee Public Services.

         2. License Grants.

            2.1 Object Code and Scripts. To (i) incorporate the Object Code and Scripts into other software to develop, implement and provide Licensee Public Services in the Licensed Country(ies); (ii) reproduce and use the Object Code and Scripts incorporated in Licensee Public Services solely for the provision of Licensee Public Services in the Licensed Country(ies) and (iii) sublicense the Object Code and the Scripts as set forth in Section 18.5 (Assignment) for the purpose of developing, implementing and/or providing the Licensee Public Service in the Licensed Country(ies). For purposes of this Agreement, "providing the Licensee Public Service in the Licensed Country(ies)" shall mean that (i) the Licensed Technology resides and is executed in the Licensed Country(ies), (ii) the services offered via the Licensee Public Service are oriented solely to Subscribers located in the Licensed Country(ies) and (iii) Licensee's marketing activity regarding its Licensee Public Service is oriented solely towards potential Subscribers that are located in the Licensed Country(ies). Notwithstanding the forgoing sentence, Licensee may (a) allow Subscribers located in countries other than the Licensed Country(ies) to access the Licensee Public Service in the Licensed Country(ies) via local carrier services as a convenience to such Subscribers (primarily for expatriates and traveling citizens of the Licensed Country(ies)) and (b) make such capability known to its Subscribers solely through incidental advertising efforts.

            2.2 Source Code. To use, reproduce, modify, translate, adapt, arrange and create derivative works of the Source Code at the Development Site to (i) develop Licensee Public Services, (ii) provide Error corrections, maintenance, performance enhancements and support of its Licensee Public Services, and (iii) compile the Source Code to create Object Code. All disclosures of the Source Code shall be pursuant to the terms of Section 12.3 (Confidentiality of Source Code and System Level Documentation), and all derivative works created pursuant to this Section 2.2 must comply with the requirements of Section 8 (Control of and Modifications to Licensed Technology).

            2.3 Telescript Developers Kit. To use the Telescript Developers Kit, as described in Exhibit A (Licensed Technology) solely for the purposes of (a) testing and evaluating the Telescript Developers Kit and/or (b) developing original Scripts and/or (c) developing Scripts derived from the sample Scripts contained in the Telescript Developers Kit. All Scripts created or derived by Licensee pursuant to this Section 2.3 must comply with the requirements of
Section 8 (Control of and Modifications to Licensed Technology).

            2.4 Documentation. To use, reproduce, create summaries of and, except as limited pursuant to Section 12 (Confidential Information), distribute the Documentation to its employees and contractors solely for the purpose of developing and supporting the Licensee Public Services.

            2.5 To Licensee's Contractors. Subject to the terms and conditions of Section 12 (Confidentiality Information) and all other relevant terms and conditions in this Agreement, Licensee may use contractors to exercise all of the licensed rights granted in this Section 2 (License Grants). Licensee will provide Magic with the names of all such contractors on Magic's request.

            2.6 Forecast of Future Licensed Technology Modifications. On the first month of each full quarter in which this Agreement is in effect, Magic shall provide Licensee with a non-binding description of all Mandatory Releases and NonMandatory Releases then scheduled for release by Magic during the immediately following eighteen (18) month period.

         3. Technology Fees and Royalties.

            3.1 License Fees and Royalties. Licensee shall pay Magic the fees set forth in Exhibit F (Pricing).

            3.2 Section Intentionally Deleted.

            3.3 Section Intentionally Deleted.

            3.4 Section Intentionally Deleted.

            3.5 Payments to Magic. Within thirty (30) days after the end of each calendar quarter Licensee shall provide Magic with a good faith estimate of the total royalty compensation that became due to Magic during that quarter pursuant to Exhibit F (Pricing). Additionally, within thirty (30) days after the end of each semiannual calendar period Licensee shall make royalty payments to Magic in the amount of the total estimated royalties that became due during such semiannual calendar period. Licensee shall make all such estimates and royalty payments based on Licensee's then current, unaudited information, but Licensee does not warrant that this information shall be valid in all respects. After Licensee's annual audit of its fiscal results, Licensee shall advise Magic of any adjustments required as a result of the audit, and the applicable party shall promptly remit to the other party all


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
amounts due. All information provided by Licensee to Magic under this Section
3.5 shall be subject to the confidentiality obligations set forth in Section 12 (Confidential Information).

            3.6 Audit Rights. On at least twenty (20) days notice to Licensee, and no more frequently than once every twelve (12) months, Magic shall be entitled to retain an independent accounting firm reasonably acceptable to Licensee to audit those books and records of Licensee, which directly pertain to the payment of fees to Magic thereunder, for the sole purpose of confirming the accuracy of such payments. Any such audit shall be performed at Magic's expense during normal business hours and, at Licensee's option, subject to the independent accounting firm's execution of Licensee's standard confidentiality agreement. The independent accounting firm shall not, however, be prohibited from reporting to Magic the results of the audit. In the event of any underpayment or overpayment of fees the applicable party shall promptly remit to the other party all amounts due. In the event that Licensee's gross negligence or willful misconduct results in the underpayment of either (i) ten percent (10%) or more for the period audited, or (ii) One Hundred Fifty Thousand U.S. Dollars (US$150,000) or more, Licensee shall remit to Magic in full the accounting firm's fee for such audit.

            3.7 Currency. All fees and other payments to Magic hereunder shall be in United States dollars. Fees based on sales in other currencies shall be converted to dollars according to the official rate of exchange for that currency, as published in the Wall Street Journal (Western Edition) on the last day of the calendar quarter in which the fee accrued (or, if not published on that day, the last publication day for the Wall Street Journal during that month).

            3.8 Finance Charge. Licensee shall pay a finance charge of 1% per month compounded (or the highest amount permitted by applicable law if this rate exceeds the highest rate permitted by law) on all amounts due because of underpayments of fees discovered by Magic pursuant to an audit under Section 3.6 (Audit Rights). The finance charge shall accrue retroactively from the date the amount not paid was due and payable.

            3.9 Most Favored Status. Within thirty (30) days after each calendar quarter while this Agreement is effective, Magic will deliver to Licensee a redacted copy of all agreements with Telescript Based Public Service provider entered into by Magic during such quarter. Such copies shall be redacted to maintain as confidential the identity of such Telescript Based Service Provider, and to delete proprietary or confidential licensee information, provided that no provision related to Economic Terms shall be redacted. In the event that Magic does not believe that a specific Telescript Based Service Provider is similarly situated to Licensee, Magic shall, with such redacted copy, provide Licensee with a written explanation of Magic's beliefs. In the event that Magic provides Licensee with such an explanation, then such Telescript Based Service Provider shall be deemed to be not similarly situated to Licensee unless Licensee objects to Magic's determination thereof and the parties either come to written agreement about the status of the Telescript Based Service


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
Provider or a determination pursuant to Section 18.2 (Arbitration and Governing
Law) is made that the Telescript Based Service Provider is in fact similarly situated.

         Licensee will have thirty (30) days after receipt of a redacted copy of an agreement with a similarly situated Telescript Based Public Service Provider to notify Magic that Licensee desires to substitute each and every Economic Term granted to such service provider for all (but not less than all) of the Economic Terms of this Agreement (as the same may theretofore have been modified pursuant to this Section). For the purposes of this Section, "Economic Terms" shall mean all terms and conditions with respect to: license fees, royalty rates, advances on royalties, volume commitments, payment of development fees (such as funding the development of specific product features or sharing non-recurring engineering costs), marketing expenditure commitments (such as undertaking specific trade show, advertising and joint marketing programs, or paying for certain Magic promotional expenses), and support obligations (including but not limited to Project Director fees). If Licensee elects to substitute the Economic Terms of any such agreement for the Economic Terms of this Agreement, the substituted Economic Terms shall become effective on the first day of the subsequent calendar quarter. No terms and conditions of this Agreement other than Economic Terms shall be modified, added or deleted pursuant to this Section.

         4. Delivery. Magic will deliver to Licensee Magic's then current release of the Licensed Technology within thirty (30) days of the Effective Date. Magic will use commercially reasonable efforts to deliver subsequent releases of the Licensed Technology to Licensee in accordance with the schedule set forth in Exhibit C (Delivery Milestones). Magic's delivery of each version of the Licensed Technology will be accompanied by a Delivery Acknowledgment Form, in the form attached hereto as Exhibit G (Sample Delivery Acknowledgment
Form) which has been signed by Magic. Delivery of each such version will be deemed complete (i) when the Delivery Acknowledgment Form is signed by Licensee and returned to Magic; or (ii) fourteen (14) days after the date of Licensee's receipt of such Delivery Acknowledgment Form in the event that Licensee fails to return such Form and fails to notify Magic in writing of any missing deliverables within such fourteen (14) day period. In the event Magic is unable to deliver the First Production Version in accordance with the milestone schedule set forth in Exhibit C (Delivery Milestones), Licensee's sole and exclusive remedy shall be to elect one of the following remedies by giving Magic notice thereof: (i) to extend the delivery period for a mutually agreeable time, or (ii) to terminate this agreement as set forth in Section 10.4 (Delivery Obligations).

         5. Acceptance.

            5.1 Creation of Quality Plan. Magic agrees to create a quality plan that describes the rules and procedures for software development and release management and qualification for the First Production Version and subsequent releases of the Licensed Technology (the "Quality Plan"). Magic shall keep Licensee


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reasonably apprised of the status of the development of the Quality Plan and shall be receptive to Licensee's reasonable input regarding the contents of such Quality Plan.

            5.2 Quality Plan Audit. Beginning October 1, 1995, on at least forty-five (45) days notice and not more than once every twelve (12) month period, Licensee shall be entitled to audit those procedures and documents of Magic's that directly pertain to Magic's quality of software development, and Magic's maintenance and release management and qualification for the sole purpose of confirming Magic's compliance with the Quality Plan. Any such audit shall be performed at Licensee's expense during normal business hours at Magic's development site, and shall conform to Magic's standard terms and conditions regarding access to confidential information. Additionally, Licensee's access to Magic's procedures and documents shall be limited to only those procedures and documents that Magic may reveal to Licensee without violation of any duty of confidentiality owned by Magic to its suppliers or licensees.

            5.3 Test Plan. Pursuant to the terms in this Section 5.3, the parties will create a test plan against which Magic will test the First Production Version, and subsequent test plans against which Magic will test each Mandatory Release prior to Magic's delivery of each such release (individually, a "Test Plan").

                5.3.1 Contents of Test Plan. Each Test Plan will include the following elements:

                      (a) A description of the reference platform used to perform the tests in the Test Plan (a "Reference Platform").

                      (b) A definition of the Quality of Service ("QoS") criteria that will be used to quantify the intended levels of quality of the release of the Licensed Technology being tested on the Reference Platform.

                      (c) The definition of sets of test suites (e.g., installation/configuration, management, functionality, limits, robustness and performance) ("Test Suites"). And,

                      (d) The list of necessary tools needed to execute the test suites ("Test Tools").

                 5.3.2 Process for Establishing the Reference Platform and the QoS. The parties' Technical Project Coordinators shall use diligent efforts to agree upon the QoS and Reference Platform contents of each Test Plan during Magic's scheduled release definition process for the associated release. In the event that the Project Coordinators are unable to agree upon the QoS or the Reference Platform for a particular for a Test Plan, and their inability to so agree puts in jeopardy Magic's ability to timely complete its release definition process, then the responsibility for resolving the impasse shall be escalated to the parties' Senior Engineering Executive assigned to the Licensed Technology. Such Senior Engineering Executives shall use


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diligent efforts to resolve the impasse as promptly as possible. In the event that the Senior Engineering Executives are unable to promptly resolve the impasse, Magic shall establish the final contents of the QoS and/or Reference Platform using its reasonable discretion. If, while developing the First Production Version or a subsequent Mandatory Release, Magic or Licensee believes that it is necessary to modify the already established QoS or Reference Platform, the parties shall use the same process to modify the QoS and/or Reference Platform as is set forth above to create the original QoS and/or Reference Platform.

         Until modified pursuant to this Section 5.3.2, the Reference Platform shall be Magic's _______________ platform running _______________ , with the following system configuration:

                 5.3.3 Process for Establishing the Test Suites and Test Tools. Magic shall endeavor to provide Licensee with a list of the Test Suites and Test Tools it plans to include in the Test Plan promptly once the QoS and Reference Platform are established pursuant to Section 5.3.2 (Process for Establishing the Reference Platform and the QoS). Licensee shall review the list of Magic's Test Suites and Test Tools and shall endeavor to promptly notify Magic if it believes that additional Test Suites or Tools are needed in the Test Plan. In the event Licensee so notifies Magic, the parties shall negotiate in good faith (i) whether such Test Suites and/or Test Tools should be included in the Test Plan and (ii) which of the parties should be responsible for developing or licensing agreed upon additional Test Tools.

            5.4 Test Reports. Delivery of the First Production Version and all subsequent Mandatory Releases shall be accompanied by a test report that describes the Reference Platform used to test compliance of the Licensed Technology with the Test Plan, the results of the tests performed pursuant to the Test Plan and an assessment of the operation of the Licensed Technology against the QoS criteria ("Test Report").

            5.5 Acceptance Procedure. Licensee shall have sixty (60) days from Magic's delivery of the First Production Version and any subsequent Mandatory Release to Licensee pursuant to Section 4 (Delivery) to examine and test such release to determine that, when executing in the designated Reference Platform, it (i) substantially conforms to the Documentation and the CS, (ii) is consistent with the SII Specifications, (iii) meets the QoS criteria in the applicable Test Plan and (iv) passes the Test Suites in the applicable Test Plan. If Licensee is not able to reproduce the Reference Platform at its own facility, then Licensee may, at its own expense, use Magic's Reference Platform at Magic's facility for a reasonable amount of time to determine whether the Licensed Technology meets the QoS criteria in the applicable Test Plan. Such use must be scheduled with Magic at least thirty (30) days in advance and is subject to availability. Licensee may reject Magic's delivery of the First Production Version and any subsequent Mandatory Releases only if the release


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does not meet any of the above three requirements. Within the sixty (60) day acceptance testing period, Licensee shall provide Magic with a written acceptance, or a rejection statement specifying in detail Licensee's reason for such rejection. Such release will be deemed to have been accepted by Licensee if
(a) Magic does not receive a rejection statement within such sixty (60) day period or (b) Licensee commercially offers a Licensee Public Service based on such release.

         In the event that Licensee issues a timely rejection statement to Magic, Magic shall use commercially reasonable efforts to correct or enhance the rejected release such that it meets the above three requirements, and redeliver such release to Licensee within thirty (30) days of Magic's receipt of the rejection statement. Within thirty (30) days following Magic's redelivery, Licensee shall provide Magic with a written acceptance, or a rejection statement specifying in detail Licensee's reason for such rejection. Licensee may reject the redelivered release only if the redelivered release does not meet any of the above three requirements. Such redelivered release will be deemed to have been accepted by Licensee if (a) Magic does not receive a rejection statement within such thirty (30) day period or (b) Licensee commercially offers a Licensee Public Service based on such release. Should Licensee issue a timely rejection of the redelivered release, Licensee's sole and exclusive remedy shall be to elect one of the following remedies by giving Magic notice thereof (including a statement of Errors where applicable) within thirty (30) days:

                      (a) in the event the release is the First Production Version, (i) extend the correction period for a mutually agreeable time or (ii) terminate this agreement as set forth in Section 10.4 (Delivery Obligations);

                      (b) in the event the release is a Mandatory Release, elect not to implement such Mandatory Release as a basis of its Licensee Public Services, notwithstanding Section 8 (Control of and Modifications to Licensed Technology).

         6. Disclaimer of Warranty.

            6.1 Factual Representations. Magic Represents that to the best of its knowledge, as of the Effective Date, Magic has not received any written notice of claim, and does not otherwise have actual knowledge, that Magic's use of the Licensed Technology infringes upon, conflicts with or otherwise violates the Intellectual Property Rights of any person.

            6.2 Disclaimer of Warranties. Except as provided in Sections 6.1 (Factual Representation) and 17.1.2 (Restrictions on Use of Jointly Owned Technology), all Licensed Technology delivered to Licensee under this Agreement and all consulting provided pursuant to this Agreement are provided on an "as is" basis. EXCEPT FOR THE EXPRESS REPRESENTATION SET FORTH IN SECTION 6.1 (FACTUAL REPRESENTATIONS), MAGIC AND MAGIC'S SUPPLIERS DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED


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TECHNOLOGY AND SUPPORT SERVICES. The disclaimer in this Section 6.2 (Disclaimer of Warranties) shall not effect Magic's indemnity obligations as set forth in
Section 11.1 (Magic Indemnity).

         7. Support.

            7.1 Maintenance and Support Services. All versions of the Licensed Technology delivered to Licensee shall be maintained by Magic pursuant to the terms and conditions in the Maintenance Terms and this Agreement. In addition to the maintenance provided to Licensee by Magic under this Section 7 (Support) and the Maintenance Terms, Magic shall offer to Licensee under separate contract, additional support, such as development support, technical information support, second line customer support, and Error, Resolution and new release management support.

            7.2 Compatibility Across Releases. Versions of the Licensed Technology released by Magic after the Accepted First Production Version shall be Backwards Compatible as defined in the Maintenance Terms and to the extent set forth therein.

            7.3 Support of Subscribers. Licensee shall provide all technical support of the Licensee Public Service to the Subscribers. Magic will not provide direct support to the Subscribers unless otherwise specifically agreed by Magic, on a case by case basis and subject to Magic's standard support fees.

            7.4 Training Programs. Magic will provide training programs for Licensee pursuant to Magic's then standard terms and conditions for training. Authorized Service Centers may also make available to Licensee similar training programs.

            7.5 Project Coordinators. During the term of this Agreement, Magic shall provide the following support services to Licensee regarding the Licensed
Technology:

                7.5.1 Appointment of Project Coordinators. As soon as practical after the Effective Date Licensee and Magic shall each appoint a Project Technical Coordinator, who shall be responsible for such party's technical activities and relationships with the other party, consistent with the terms and conditions of this Agreement. If and when Licensee elects to receive Project Commercial Coordinator support pursuant to Section 7.5.8 (Election of Project Commercial Coordinator; Termination of Project Technical Coordinator), Licensee and Magic shall each appoint a Project Commercial Coordinator, who shall be responsible for such party's day to day relationship with the other party. In the event that either party's Project Commercial Coordinator (if elected by Licensee) or Project Technical Coordinator (collectively, the "Project Coordinators") shall become unavailable, such party shall name another Project Coordinator in writing to the other party, pursuant to the Notices provision contained in Section 18.7 (Notices).


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                7.5.2 Project Coordinator Procedures and Meetings. The Project
Coordinators shall, within thirty (30) days after their appointment, agree in writing to the day to day operations of the parties pursuant to this Section 7.5 (Project Coordinators), including escalation procedures for resolving problems which may arise, and the names and telephone numbers of necessary personnel contacts from each party. The Project Coordinators will conduct project reviews, which shall be held as frequently as shall be mutually agreed by the parties, at such locations as the parties shall agree. Written minutes will be prepared by the Project Coordinators and will be issued within five (5) business days following each project review meeting. With respect to such meetings, it is expressly understood by the parties that no representations, commitments or other statements or communications by either party to the other, whether oral or in writing, shall in any manner modify, expand, limit, terminate, create, or otherwise in any manner affect the obligations of either party pursuant to this Agreement unless or until embodied in this Agreement by an amendment thereto.

                7.5.3 Technical Coordinator. The Magic Project Technical Coordinator shall provide the following support services to the Licensee Project Technical Coordinator: (i) keeping Licensee apprised of the status of Magic's attempts to provide Resolutions of Licensee's reported Errors; (ii) project oversight, scheduling and status of Licensed Technology deliverables (iii) oversight release testing, configuration management and quality assurance; (iv) preparing Licensee for the receipt of Documentation and Licensed Technology; (v) keeping Licensee apprised of the Magic's future Licensed Product development plans; and (vi) answering basic questions regarding the Licensed Technology.

                7.5.4 Commercial Coordinator. If and when Licensee elects to receive Project Commercial Coordinator support pursuant to Section 7.5.8 (Election of Project Commercial Coordinator; Termination of Project Technical Coordinator), the Magic Project Commercial Coordinator shall provide the following support services to the Licensee Project Commercial Coordinator: (i) keeping Licensee informed of Magic's business strategies (to the extent such disclosure is not limited by nondisclosure obligation), (ii) keeping Magic informed of Licensee's business strategies (to the extent such disclosure is not limited by non-disclosure obligation), (iii) assisting Licensee in its performance of market research, (iv) provide Licensee with other reasonable information and assistance needed by Licensee to develop effective marketing and business models.

                7.5.5 Services Not Included. The following services are outside the scope of this Section 7.5 (Project Coordinators): (i) Consulting regarding Magic products not licensed pursuant to this Agreement; (ii) Consulting regarding Licensed Technology which has been modified by Licensee or others;
(iii) Consulting regarding other than the current Release of Licensed Technology; and (iv) Consulting regarding (a) failures of computer hardware, equipment or programs not supplied by Magic; (b) catastrophe, negligence of Licensee, operator error, improper use of hardware or software or attempted maintenance by unauthorized persons; or (c) hardware, software, or firmware changes to the Licensed Technology that are not


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provided by Magic; and (v) On-site support services, unless mutually agreed to and subject to Magic's then-current on-site support fees.

                7.5.6 Confidential Information. All information shared pursuant to this Section 7.5 (Project Coordinators) shall be subject to the terms and conditions contained in Section 12 (Confidential Information).

                7.5.7 On-Site Project Director Services. If Licensee requires, and Magic agrees to provide on-site Project Director services, Licensee agrees to pay actual costs for travel, lodging, and meals reasonably incurred by Magic. Under such circumstances, Licensee shall also pay actual costs for supplies and other expenses reasonably incurred by Magic, which are not of the sort which would normally be provided or covered by Magic; provided that Licensee has approved in advance the purchase of such supplies and other expenses. Shipping and freight for Licensee equipment shall be billed to Licensee at actual cost. If Licensee so requires, Magic shall submit written evidence of each expenditure to Licensee prior to receiving reimbursement of any costs and expenses above.

                7.5.8 Election of Project Commercial Coordinator; Termination of Project Technical Coordinator. At any time while this Agreement is in effect, Licensee may elect to receive Project Commercial Coordinator support by providing Magic with a written notice of Licensee's election thereof. Such support shall begin upon Magic's appointment of a Project Commercial Coordinator and shall continue unless and until Licensee provides Magic with one (1) years prior written notice of Licensee's intent to terminate such Project Commercial Coordinator support. Licensee may, at its sole option, terminate the Project Technical Coordinator support on written notice, effective twelve (12) months after delivery to Magic, and provided further that Licensee may not deliver such a notice of termination prior to twenty-four (24) months after the Effective Date.

            7.6 Consulting Services. Upon Licensee's request Magic may, at Magic's option, provide consulting services regarding the Licensed Technology delivered to Licensee. Such consulting services may include, for example, adapting the Licensed Technology into Licensee Public Services, integration support of third party software packages, functional enhancements, etc. Such consulting services will be provided only pursuant to the terms and conditions in Magic's standard Consulting Agreement.

            7.7 Source Code Escrow. Magic agrees to enter into the escrow agreement attached hereto as Exhibit H (Escrow Agreement). Pursuant to the Escrow Agreement, Magic will deposit the STSE in Source Code form into an escrow account held for the benefit of Licensee. Such Source Code shall, subject to the terms and conditions in the Escrow Agreement, be released from escrow and delivered to Licensee upon the occurrence of one of the following events (a "Releasing Event"):


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                      (a) Magic has breached Magic's obligation to provide
Licensee with Resolutions in accordance with the Maintenance Terms, and has not cured such breach within sixty (60) days after written notification of such breach.

                      (b) Magic makes an assignment of its business for the benefit of creditors, dissolves, or ceases operations in the normal course, or a proceeding is commenced by Magic under any federal or state bankruptcy law or otherwise for the general settlement of its debts, or such a proceeding is commenced against Magic and such proceeding has not been dismissed within ninety
(90) days after it begins, or Magic takes any corporate action authorizing any of the foregoing, or Magic exercises its rights, pursuant to 11 USC Section 365 of the U.S. Bankruptcy Code, to reject the Agreement.

            The Escrow Agreement shall require Licensee to give the escrow agent and Magic written notice of the occurrence of any Releasing Event, and shall provide that the Source Code held in escrow shall not be released to Licensee unless Magic agrees, or arbitrators conclude, that a Releasing Event has occurred. If the parties dispute the occurrence of a Releasing Event, the dispute shall be resolved by arbitration in accordance with Section 8 (Arbitration of Disputed Notice) of the Escrow Agreement. Magic will notify Licensee of Magic's receipt of notice from any other Magic licensee of an alleged occurrence of a Releasing Event immediately upon receiving such notice. The release of source code to a licensee other than Licensee shall not cause or require such a release to Licensee, provided, however, that the arbitrators for a claim by Licensee that a Releasing Event has occurred shall be entitled to apply principles of collateral estoppel in resolving any of Licensee's claims which are similar in nature to those brought by any other licensee. Magic shall not grant third parties any security interest in the source code for the Licensed Core Software Package that would prevent Magic from performing all of its obligations under the Escrow Agreement, including the grant to the escrow agent of full and clear title to copies of the "Escrow Materials" as defined in the Escrow Agreement. Licensee's use of the Source Code released to it pursuant to the Escrow Agreement shall be subject to the terms and conditions in this Agreement and the Escrow Agreement.

            7.8 Section Intentionally Deleted.

            7.9 Project Coordinator Fees. Licensee agrees to contribute toward the costs of maintaining a Magic Project Technical Coordinator (as that term is defined in Section 7.5 (Project Coordinators)) at Magic's U.S. corporate headquarters by paying Magic **** in advance of each such period. In the event that Licensee elects to receive Project Commercial Coordinator support pursuant to Section 7.5.8 (Election of Project Commercial Coordinator; Termination of Project Technical Coordinator), then for so long as such support is in effect, Licensee agrees to contribute toward the costs of maintaining a Magic Project Commercial Coordinator (as that term is defined in Section 7.5 (Project Coordinators)) at Magic's U.S. corporate headquarters by paying Magic ****



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            7.10 CPI Adjustment. The fees set forth in Section 7.9 (Project
Coordinator Fees) (the "Adjustable Fees") shall be adjusted annually during the term of this Agreement on each anniversary of the Effective Date of this Agreement as follows: if in the twelfth (12th) month following the Effective Date, the All-urban Consumer Price Index adjusted for changes in the manner in which such index is based (the "Price Index") shall differ from the Price Index for the month in which the Effective Date occurred (the "Base Month"), the then-applicable Adjustable Fees shall be adjusted to a sum computed as follows: each then-applicable Adjustable Fee shall be multiplied by a fraction, the numerator of which shall be the Price Index twelve (12) months after the Effective Date (and each twelve (12) month anniversary of such date thereafter) and the denominator of which shall be the Price Index for the Base Month. The products shall be the then-applicable Adjustable Fees payable hereunder for the period one (1) year after the Effective Date (and each anniversary of such date thereafter), until the next anniversary (and each anniversary of such date thereafter) when such then-applicable Adjustable Fees shall again be so adjusted.

            7.11 Computation and Payment of CPI Adjustment. The computation set forth in Section 7.10 (CPI Adjustment) shall be made by Licensee promptly after the Price Index as of the first anniversary of the Effective Date of this Agreement (and each anniversary of such date thereafter) is made available. Licensee shall give Magic prompt written notice of any adjustment in the then-applicable Adjustable Fees. Licensee shall pay to Magic within thirty (30) days after delivery of such notice, the amount of any increase for such fees previously paid by Licensee beginning one (1) year after the Effective Date (and each anniversary of such date thereafter) upon which such new Adjustable Fees became effective. If such adjustment results in a decrease in prices, Licensee may offset the amount of any overpayment it may have made in previous Adjustable Fees against the compensation for the Adjustable Fees, respectively, to be paid to Magic when they next become due.

         8. Control of and Modifications to Licensed Technology.

            8.1 Definitional Control of the CS and the SII Specification. Both Magic and Licensee believe that it necessary to define the CS and/or SII Specification for releases subsequent to release 2.0 with input from Magic's Licensed Technology licensees. Therefore, Magic will endeavor to create a Licensed Technology advisory committee ("Advisory Committee") that is chartered with the responsibility of providing input to Magic regarding the evolution of the CS and/or SII Specifications for all releases subsequent to release 2.0. If an Advisory Committee is formed, Magic anticipates that the Advisory Committee, or a different committee (such as a group organized under the auspices of the Founding Partners Counsel), will eventually share with Magic or assume responsibility for the definition of the CS and SII Specifications ("Definitional Committee"). If a Definitional Committee is formed by

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Magic, the parties contemplate that the Definitional Committee would have the power, by a super-majority vote of the members, to require Magic to deem a release of the Licensed Technology as not being a Mandatory Release.

         Unless and until Magic creates a Definitional Committee, Magic shall control the definition of the CS and the SII Specification with input as required by Section 8.2 (Process of Modifying the CS and SII Specification). In such case, Magic may modify the CS and the SII Specification by the issuance of a new Mandatory Release at any time; provided, however, that (a) Magic meet all of the obligations in Section 8.2 (Process of Modifying the CS and SII Specification) and (b) Magic may elect to make enhancements to the CS and/or SII Specification which will be implemented only in future releases of the Licensed Technology.

            8.2 Process of Modifying the CS and SII Specification. In the event that Magic has created an Advisory Committee, Magic must meet all of the terms and conditions regarding the solicitation of and response to input established by Magic for such Advisory Committee prior to issuing a new Mandatory Release that reflects a change to the CS or SII Specification. In the event Magic has not created an Advisory Committee, Magic shall meet the following terms and conditions:

                8.2.1 Giving Notice. Magic will give Licensee written notice of all planned Mandatory Releases as early as possible in Magic's release definition process. Magic, through the Project Technical Coordinator, shall also use diligent efforts to answer in a timely fashion all of Licensee's reasonable questions regarding the contents of each planned Mandatory Release, and the technical consequences of updating the Licensee Public Service to the planned Mandatory Release.

                8.2.2 Providing and Acting Upon Input. If Licensee provides Magic with a written objection to any of the contents or envisioned consequences of updating the Licensee Public Service to the planned Mandatory Release within thirty (30) days of Magic's initial notice of a planned Mandatory Release, then
(i) Magic shall first use diligent efforts to fully understand the nature of Licensee's objections by discussing such objections with Licensee on all reasonable engineering levels and (ii) Magic shall then use diligent efforts to determine whether or not it is reasonably possible to modify the Mandatory Release such that it both meets Magic's CS and SII Specification goals and is responsive to Licensee's objections. If, in Magic's reasonable opinion, it is so possible, Magic will modify the envisioned Mandatory Release accordingly.

            8.3 Implementation. Licensee will implement all Mandatory Error Corrections in the Licensee Public Services within thirty (30) days of the date of receipt of such Mandatory Error Correction from Magic (or such longer or shorter time period to be negotiated in good faith between the parties if thirty
(30) days is not commercially reasonable under the circumstances). Licensee shall implement Mandatory Releases created in accordance with the terms and conditions in Section 8.2 (Process of Modifying the CS and SII Specifications) within six (6) months after Acceptance of each such Release. Licensee shall, at its option, implement Non-


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Mandatory Releases within six (6) months after receipt of each such Release. The support for a superseded version of the Licensed Technology shall be pursuant to the terms in the Maintenance Terms.

            8.4 Use of a Superseded Release. If Licensee declines to implement a Non-Mandatory Release of the Licensed Technology as the basis for Licensee Public Services, Licensee may continue to use the previous release as the basis for Licensee Public Services, provided such release remains compliant with the CS and the SII Specifications.

            8.5 CS and SII Specification Compliance. Prior to Licensee's first commercial offering of its Licensee Public Service, and again, prior to the time Licensee makes a revised version thereof commercially available, Licensee will
(i) certify in writing to Magic that the Licensee Public Service is compliant with the CS and the SII Specification, (ii) provide Magic with the results of the test suites provided by Magic and (iii) provide Magic with the results of any test suites developed by Licensee to test compliance with the CS and SII Specification, in addition to such test suites themselves.

            8.6 No Reverse Engineering. Licensee will not attempt or expressly permit or authorize any third parties to attempt to reverse compile, disassemble or otherwise reverse engineer any portion of the Licensed Technology not provided in Source Code form, including but not limited to the STSE.

            8.7 Deemed Compliance with the CS and SII Specification. Notwithstanding anything to the contrary in this Agreement, Licensee will be deemed to comply with CS and SII Specification for all releases of the Licensed Technology prior to release 2.0 if Licensee implements the Licensed Technology in its Licensee Public Service as delivered by Magic or as modified by Licensee in a way that is (i) permitted under this Agreement and (ii) permitted by the Documentation.

         9. Proprietary Rights.

            9.1 Ownership of Licensed Technology. Except for the rights expressly enumerated herein, Licensee is not granted any rights to patents, copyrights, trade secrets, trademarks (whether or not registered), or any other rights, franchises, or licenses with respect to the Licensed Technology.

            9.2 Ownership of Modifications. All modifications and enhancements of the Licensed Technology developed and made solely by Magic shall be owned exclusively by Magic. All modifications and enhancements of the Licensed Technology developed and made solely by Licensee under this Agreement and in accordance with its terms shall be owned exclusively by Licensee; provided, however, that (i) any of the Licensed Technology and Documentation incorporated within such modifications and enhancements will remain the property of Magic and/or its suppliers and shall be subject to all of the terms and conditions of this Agreement and (ii) Licensee agrees to negotiate in good faith licenses to such


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Licensee owned modifications and enhancements that would permit Magic to incorporate the modifications and enhancements into the Licensed Technology (with or without additional Magic modifications), and distribute such Licensed Technology to Magic's other Licensed Technology licensees.

                  9.3 Proprietary Notices. Licensee agrees that as a condition of its rights hereunder, each copy of the Licensed Technology and Documentation shall contain the same proprietary notices which appear on or in such Licensed Technology and Documentation, and as otherwise reasonably required by Magic. Licensee agrees that a valid Magic copyright notice for the Licensed Technology and Documentation will appear on the media.

                  9.4 Restricted Rights. Licensee will identify and provide any product or service offering containing any portion of the Licensed Technology in all proposals and agreements with the United States Government or any contractor therefor as commercial software developed at private expense and provided with restricted rights, and legend or mark the portions of the Licensed Technology so included, as follows:

                           (a) For acquisition by or on behalf of civilian
agencies, as necessary to obtain protection substantially equivalent to that afforded to restricted computer software and related documentation developed at a private expense and which is existing computer software no part of which was developed with government funds and provided with Restricted Rights in accordance with subparagraphs (a) through (d) of the "Commercial Computer Software - Restricted Rights" clause at 48 C.F.R 52.227-19 of the Federal Acquisition Regulations and its successors; and

                           (b) For acquisition by or on behalf of units of the
Department of Defense ("DoD") as necessary to obtain protection substantially equivalent to that afforded to commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DoD FAR Supplement 48 C.F.R. 252.227-7013(c)(1)(ii) and its successors in effect for all solicitations and resulting contracts issued on or after May 18, 1987.

                  9.5 Foreign Government Agreements. If Licensee provides any product or service offering containing any portion of the Licensed Technology to a governmental entity operating inside the Licensed Country(ies), Licensee will make reasonable commercial efforts in entering into proposals and agreements with such governmental entity to insure that the proprietary rights of Magic and its suppliers receive the maximum protection available from such foreign governmental entity for commercial software developed at private expense.

                  9.6 RSA Software. Licensee acknowledges that the Licensed Technology currently includes security features in software licensed to Magic by RSA Data Security, Inc. (the "RSA Software"). Licensee agrees that it will not
(i) use the RSA Software contained in the Licensed Technology for any purpose other than

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porting such security features in the RSA Software to Licensee's execution environment, (ii) disengage the RSA Software from the Licensed Technology, (iii) modify the RSA Software or the Magic interface to the RSA Software, or (iv) access the RSA Software's functions in any way other than through the Magic interface to the RSA Software. Magic acknowledges that the French Government might not permit the use within the French territories of the current security regime implemented in the Licensed Technology, which includes but is not limited to the RSA Software. Licensee agrees to use best efforts to obtain the necessary French Government authority to use such security regime as envisioned by the parties in the French territories. Magic agrees to use best effort (to the extent permitted by the United States Government and RSA Data Security, Inc.) to support Licensee's efforts.

         In the event that despite the best efforts of both parties, the French Government does not permit the use of the currently implemented security regime as envisioned by the parties in the French territories, the parties shall mutually endeavor to agree upon terms and conditions regarding the architecture and implementation of an alternate Telescript Based Public Service security regime. In the event that the parties are unable to agree upon the architecture and implementation of an alternate Telescript Based Public Service security regime, either party may terminate this Agreement and all of the terms and conditions herein upon thirty (30) days written notice to the other party.
Section 10.5.2 (No Fault Termination) sets forth the consequences of such a termination.

         10. Term and Termination.

                  10.1 Term. Unless terminated earlier pursuant to Section 10.2 (Default), Section 10.3 (Insolvency), 10.4 (Delivery Obligations) or 10.7 (Termination Due to Lack of Profitability), this Agreement shall remain in full force and effect for a period of six (6) years from the Effective Date. Thereafter, this Agreement shall automatically be renewed for successive three
(3) year periods unless and until either party gives the other party notice that the Agreement shall not be renewed at the end of the then current period; provided that such notice must be given at least one (1) year prior to the expiration of the then current term period.

                  10.2 Default. In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement by providing written notice to the other party of the nature of the breach and intent to terminate. Termination will be effective sixty (60) days after such notice unless the breach has been corrected by that time or one or both parties have submitted to ADR or arbitration in accordance with Sections 18.3 (Alternative Dispute Resolution) and 18.4 (Arbitration) any good faith dispute over the existence of the breach and, in the event of a determination by ADR or arbitration that such a breach exists, the breaching party has failed to cure such breach within sixty (60) days from the date of such determination. Licensee's attempt to offer services, sell or otherwise dispose of any product using the Licensed Technology which does not fully comply with the CS and the SII Specifications will be deemed a material breach of this Agreement.

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                  10.3 Insolvency. This Agreement may be terminated by either party on notice, if the other party makes an assignment of its business for the benefit of creditors, dissolves, or ceases operations in the normal course, or a proceeding is commenced by such party under any federal or state bankruptcy law or otherwise for the general settlement of its debts, or such a proceeding is commenced against such party and such proceeding has not been dismissed within ninety (90) days after it begins, or such party takes any corporate action authorizing any of the foregoing. In the event that Licensee does not elect to treat this Agreement as terminated upon the occurrence of any of the foregoing events, Licensee may nonetheless treat this Agreement as terminated for breach should Magic elect to reject this Agreement pursuant to 11 USC Section 305 of the Bankruptcy Code.

                  10.4 Delivery Obligations. In the event that (i) Magic does not deliver the First Production Version to Licensee within six (6) months of the schedule set forth in Exhibit C (Delivery Milestones) or (ii) Licensee finally rejects such First Production Version pursuant to the terms of Section 5 (Acceptance), Licensee may terminate this Agreement by written notice to Magic. In the event of such a termination, Licensee's sole and exclusive remedy shall be to obtain a refund of any license fees paid by Licensee in accordance with
Section 3.1 (License Fees and Royalties) **** . Such refund shall be paid to Licensee in two equal annual installments of principal and interest and bearing interest at the prime rate of interest in effect on the termination date as published by Bank of America NT&SA.

                  10.5 The Effect of Termination.

                           10.5.1 General Termination. Except as set forth in
Section 9.6 (RSA Software), Section 10.7 (Termination Due to Lack of Profitability), Section 10.8 (Termination After Pyramid) and Section 11.1.1 (Indemnity), upon the expiration or termination of this Agreement for any cause, all licenses granted to Licensee hereunder and all rights and obligations in
Section 3 (Technology Fees and Royalties) shall survive for a period of two (2) years (or earlier at Licensee's discretion) subsequent to such expiration or termination so that Licensee may wind down its Licensee Public Service, at which time all such licenses granted to Licensee pursuant to this Agreement shall terminate and Licensee shall cease to accrue any additional payment obligations. Upon the expiration of the wind-down period, Licensee will return to Magic or destroy all copies of the Licensed Technology in its possession or under its control and will certify to Magic in writing that it has done so. Upon the termination of such wind-down period (or earlier at Licensee's discretion), Licensee shall notify its subscribers that it is no longer a licensed provider of Licensee Public Services.

                           10.5.2 No Fault Termination. Upon the termination of
this Agreement pursuant to Section 9.6 (RSA Software), Section 10.7 (Termination Due to Lack of Profitability), Section 10.8 (Termination After Pyramid) or
Section 11.1.1 (Indemnity), all rights and obligations in this Agreement except for those set forth in Section 10.6 (Survival) shall immediately terminate. All moneys paid by Licensee to

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Magic up to the date of such termination shall be non-refundable, but no new payment obligations shall arise after such termination under this Agreement or as a result of the termination. Such termination shall be deemed to be a "no-fault" termination.

                  10.6 Survival. The parties' rights and obligations which by their nature are intended to survive the termination of this Agreement, together with the parties' rights and obligations with respect to the following sections, shall survive any termination of this Agreement: 6 (Disclaimer of Warranty), 9 (Proprietary Rights), 12 (Confidential Information), 13 (Public Relations), 15 (Limitation of Liability), 16 (Branding) and 18 (General Provisions); and, for a period of five (5) years from the date of termination, Section 11 (Infringement Indemnity).

                  10.7 Termination Due to Lack of Profitability. If, at the end of Licensee's third year of general commercial availability of a Licensee Public Service in a specific Licensed Country, Licensee makes the good faith determination that its Licensee Public Service is not currently or cannot reasonably be expected to continue to be profitable in such Licensed Country, Licensee may give Magic written notice of its intent to renegotiate on a prospective basis, the License fees and royalties associated with Licensee's operation of the Licensee Public Service in such Licensed Country. The parties shall begin good faith renegotiation of such fees within thirty (30) days of Magic's receipt of such notice. In the event that the parties are unable to reach agreement on renegotiated fee amounts within sixty (60) days of Licensee's original notice, Licensee may terminate the Agreement as it applies to the Licensee Public Service in such Licensed Country upon one (1) year prior written notice (or a shorter period noticed by Licensee) to Magic unless the parties agree to fee amounts prior to the expiration of such notice period.

                  10.8 Termination After Pyramid. Licensee is planning to operate in the Licensed Territory a Pilot service known internally to Licensee as "Pyramid." The parties will meet after the culmination of the Pyramid Pilot to discuss in good faith the results of such Pilot, the envisioned commercial viability of a commercial Licensee Public Service and any modifications to this Agreement or the Licensed Technology that would increase the potential for success of the envisioned Licensee Public Service. If Licensee reasonably believes as a result of the Pyramid Pilot that a Licensee Public Service would not be commercially viable, then Licensee may terminate this Agreement upon sixty (60) days written notice. In the event of such a termination, Licensee will not develop or implement a technology that is similar to the Licensed Technology unless Licensee can establish by written evidence that such similar technology was developed without direct or indirect reference to General Magic's Confidential Information.

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         11. Infringement Indemnity.

                  11.1 Magic Indemnity.

                           11.1.1 Indemnity. Magic will defend and indemnify
Licensee against all claims by third parties alleging that any Licensed Technology provided or licensed by Magic infringes any third party's Intellectual Property Rights, subject to the limitation of liability set forth in Section 15 (Limitation of Liability) and provided that Licensee gives Magic prompt notice of any such claim, exclusive authority to defend and settle all such claims, and reasonable cooperation, at Magic's expense, for the defense of any such claim. Licensee shall be entitled to participate in the defense of any action at its expense.

         In the event Licensee is enjoined from its use of the Licensed Technology, then Magic may, at Magic's sole option and expense (i) procure for Licensee the right to use or sublicense the potentially infringing Licensed Technology or Documentation or (ii) modify or replace the potentially infringing Licensed Technology or Documentation provided that such replacement (a) is functionally equivalent to the Licensed Technology or Documentation being replaced and (b) does not unreasonably adversely impact the commercial viability of the Licensee Public Service. In the event that neither option (i) or (ii) is commercially practical, then Magic may terminate the Agreement, including all licenses granted herein, and refund to Licensee all license fees and royalty payments that accrued during the period in which Licensee used the enjoined release, provided that such fees and royalties were actually paid by Licensee to Magic. In the event that Magic terminates the Agreement pursuant to this Section 11.1.1, such a termination shall not relieve Magic's indemnity obligation under this Section 11.1.1 for the subject claim.

                           11.1.2 Exceptions. Magic shall have no
indemnification obligation to the extent that such infringement or claim is caused by (i) software developed at Licensee's request and in accordance with specifications or designs of Licensee, (ii) Licensed Technology that has been modified by someone other than Magic (unless such modification has been incorporated by Magic as a part of the Licensed Technology) where the claim is caused by or arises out of the modification, (iii) the use of the Licensed Technology in connection or combination with software or hardware not provided by Magic, where the claim is caused by the combination with the other software or hardware with which the Licensed Technology is combined, or (iv) the use of any non-current release of the Licensed Technology where the current release is noninfringing, at least equivalent in functionality and performance to the infringing release, and has been made available to Licensee, and Magic has provided Licensee with written notice that it has reason to believe that such non-current release of the Licensed Technology may be infringing; provided, however, that this shall not excuse Magic from indemnity obligations with respect to prior use by Licensee of a then-current release. Magic agrees to inform Licensee if Magic has serious reason to believe that software developed in accordance with Licensee's specifications or designs will result in technology that infringes a third party's Intellectual Property Rights.

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                           11.1.3 Limitation. THE FOREGOING WILL BE LICENSEE'S
SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIMS OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

                  11.2 Licensee Indemnity. Licensee agrees to defend or settle at its expense any suit or proceeding brought against Magic incident to any infringement or claimed infringement of any patent, copyright, trade secret, trademark, or other intellectual property right arising out of and to the extent such infringement or claimed infringement is directly caused by (i) compliance with Licensee furnished specifications or designs, (ii) modifications of the Licensed Technology made by Licensee, (iii) the use of the Licensed Technology by Licensee in connection or combination with software or hardware not provided by Magic where the claim is caused by or arises out of the combination with the other software or hardware with which the Licensed Technology is combined, or
(iv) the use of any non-current release of the Licensed Technology by Licensee or their customers where the current release is noninfringing, at least equivalent in functionality and performance to the infringing release, and has been made available to Licensee along with a written notice promptly upon concluding that Magic has reason to believe that the non-current release may be infringing. Licensee shall pay all settlements and damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitation of liability set forth in Section 15 (Limitation of Liability), provided Licensee is promptly notified by Magic in writing of any such claim and, at Licensee's expense, is given full and exclusive control of said suit (including settlement authority), and all reasonably requested assistance from Magic.

                           11.2.1 Limitation. THE FOREGOING WILL BE MAGIC'S SOLE
AND EXCLUSIVE REMEDIES FOR ANY CLAIMS OF INFRINGEMENT OF ANY
INTELLECTUAL PROPERTY RIGHTS.

         12. Confidential Information.

                  12.1 Information. The term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature. Confidential Information may also include oral or visual information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral or visual disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

                  12.2 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as contemplated herein, and shall not disclose such Confidential Information to any third party except as may be reasonably required in connection with the manufacture, use, or offering of Licensee Public Services pursuant to this

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Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance but in no event less than reasonable care, to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Magic acknowledges that Licensee may currently or in the future be developing information and technology internally, or obtaining information and technology from other parties, that may be similar to the Magic Confidential Information.

                  12.3 Confidentiality of Source Code and System Level Documentation. Licensee acknowledges and agrees that the Source Code and System Level Documentation warrant the imposition of additional security precautions to those contained in Section 12.2 (Confidentiality), and agrees to protect all Source Code and System Level Documentation, by implementation of the following:

         Licensee agrees that it will not:

                           (i) disclose all or any portion of the Source Code or
System Level Documentation to third parties, with the exception of Licensee employees and independent contractors that meet the following criteria ("Authorized Employees" and "Authorized Contractors," respectively):

                                    (a) who require access thereto for a purpose
authorized by this Agreement; and

                                    (b) who have signed the appropriate employee
or contractor agreement substantially in the form attached as Exhibit I-1 (Employee Non-Disclosure Agreement), Exhibit I-2 (Contractor Non-Disclosure Agreement), as applicable. Licensee guarantees the compliance of such employees to the Employee Non-Disclosure Agreement.

                           (ii) reproduce the Source Code or System Level
Documentation, or any portion thereof, in any form or medium, without Magic's prior written permission except as necessary for developing and maintaining Licensee Public Services in accordance with Sections 2.2 (Source Code) of this Agreement, and for archival storage;

                           (iii) allow hard copy printouts of any portion of the
Source Code or System Level Documentation to exist except within the secured areas of the Development Site;

                           (iv) store or otherwise use the Source Code except on
a computer system which is a Secure Computer System as defined in Exhibit I-3 (Operation of Secure Computer Systems) within a Development Site; or

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                           (v) use Source Code or System Level Documentation for
any purpose not specifically authorized in this Agreement.

         Furthermore, Licensee agrees to maintain a log which contains a list of all Authorized Employees and Authorized Contractors who actually have had access to Source Code or System Level Documentation. Licensee agrees to comply with Magic's requests, from time to time, to provide Magic with copies of this list and updates thereto, and all such Confidentiality Agreements entered into by Licensee with its Authorized Employees and Authorized Contractors. Licensee agrees not to provide access to Source Code or System Level Documentation to any employee or contractor for the purpose of using such Source Code or System Level Documentation to develop any products other than those authorized by this Agreement. Licensee agrees to promptly notify Magic of any lost or missing items and to use reasonable commercial efforts to recover such items. Licensee shall advise all Authorized Employees and Authorized Contractors of their responsibilities under the Confidentiality Agreement both at the time such person's access to the Source Code or System Level Documentation commences, and at the time such access terminates.

                  12.4 Confidentiality of Scripts. Licensee agrees to limit access to the Scripts listed in Exhibit A (Licensed Technology) and associated Documentation to employees with a need to know to perform activities authorized under this Agreement and Authorized Contractors. All human-readable versions of such Scripts and associated Documentation or portions thereof shall be stored in a locked room or cabinet when not in use. Licensee agrees to keep a current, complete and accurate log of all people given access to such Scripts and associated Documentation, which it will make available to Magic on request.

                  12.5 Exceptions. The following information is excluded from the obligations of confidentiality set forth in this Section 12 (Confidential Information):

                           (i) information in the public domain at the time it
was disclosed or enters the public domain through no fault of the receiver;

                           (ii) information known to the receiver, without
restriction, at the time of the disclosure as shown by the files of the receiver in existence at the time of disclosure;

                           (iii) information disclosed by the receiver to a
third party with the prior written approval of the discloser;

                           (iv) information independently developed by the
receiver without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) the receiver who have not been exposed to the Confidential Information;

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                           (v) information that becomes known to the receiver,
without restriction, from a third party without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights;

                           (vi) information disclosed to third parties by the
discloser, intentionally without restrictions similar to those contained in this Agreement; or

                           (vii) information disclosed pursuant to the order or
requirement of a court, administrative agency, or other governmental body; provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

         The fact that any specific element of the Licensed Technology fits within any of the foregoing exceptions shall not permit Licensee to use or disclose the Licensed Technology as a whole or any other elements of the Licensed Technology, except as contemplated herein.

                  12.6 Term. The receiving party's obligations with respect to all Confidential Information, including but not limited to the Licensed Technology, shall be terminated only pursuant to Section 12.5 (Exceptions).

         13. Public Relations. Each party shall designate a single point of contact to handle public relations matters. The parties agree that neither will issue any press release or other public communication concerning this Agreement or the relationship between the parties without the prior written approval of the other; provided, however, that notwithstanding the provisions of this
Section 13, Licensee may make such disclosures concerning this Agreement (e.g., in its filings with the Securities and Exchange Commission) as it believes in good faith are appropriate pursuant to applicable laws and regulations. Nothing in this Section 13 shall prevent Licensee from preparing its distribution channels for the introduction of Licensee Public Services according to Licensee's regular marketing practices.

         14. Sales and Marketing.

                  14.1 Independent Programs. Licensee and Magic will be individually responsible for their own sales and marketing activities. Except as otherwise set forth in this Agreement, each of Licensee and Magic shall be free to develop and implement its own sales and marketing programs.

                  14.2 Magic Assistance. Magic agrees that upon reasonable request from Licensee it will assist in public or marketing events; provided, however, that Licensee shall reimburse Magic for reasonable out of pocket costs.

                  14.3 Co-Marketing Programs. Licensee acknowledges that Magic may, from time to time and in Magic's sole discretion, organize cooperative marketing programs between some or all of its Telescript Based Public Service providers and other Magic technology licensees. In the event Magic requests that Licensee

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participate in any such programs (financially or otherwise) Licensee may, in its sole discretion, participate on a level that is equal to the other participants.

         15. Limitation of Liability.

                  15.1 Maximum Magic Liability. IN NO EVENT SHALL MAGIC'S COMBINED LIABILITY TO LICENSEE PURSUANT TO THIS AGREEMENT EXCEED **** ; PROVIDED, HOWEVER, THAT ANY MAGIC LIABILITY IN EXCESS OF **** , UP TO THE TOTAL COMBINED LIMIT , SHALL BE PAID BY MAGIC ONLY AS AN OFFSET AGAINST LICENSEE'S FUTURE ROYALTY OBLIGATIONS THAT ACCRUE HEREUNDER (INCLUDING BUT NOT LIMITED TO ANY MINIMUM ROYALTY OBLIGATIONS IMPOSED ON LICENSEE HEREBY). THIS LIMITATION ON MAGIC'S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS WILL NOT ENLARGE THE LIMIT. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION UNDER OR RELATING TO THIS AGREEMENT.

                  15.2 Maximum Licensee Liability. SUBJECT TO SECTION 15.3 (EXCEPTIONS) BELOW, LICENSEE'S COMBINED LIABILITY TO MAGIC, PURSUANT TO THIS AGREEMENT, OTHER THAN FOR COMPENSATION DUE MAGIC HEREUNDER, SHALL NOT EXCEED **** . THIS LIMITATION ON LICENSEE'S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS OR SUITS WILL NOT ENLARGE THE LIMIT. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION UNDER OR RELATING TO THIS AGREEMENT.

                  15.3 Exceptions. IN THE EVENT OF LICENSEE'S MATERIAL BREACH OF
SECTION 2 (LICENSE GRANTS), OR OF SECTION 12.3 (CONFIDENTIALITY OF SOURCE CODE AND SYSTEM LEVEL DOCUMENTATION) OR SECTION 12.4 (CONFIDENTIALITY OF SCRIPTS), LICENSEE'S LIABILITY FOR SUCH BREACH SHALL NOT BE SUBJECT TO THE LIMITATION IN
SECTION 15.2 (MAXIMUM LICENSEE LIABILITY).

                  15.4 Limitation of Magic Liability. IN NO EVENT SHALL MAGIC BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF LICENSEE ARISING OUT OF THIS AGREEMENT EXCEPT THAT WITH RESPECT TO ANY WILLFUL OR GROSSLY NEGLIGENT AND MATERIAL BREACH OF SECTION 12 (CONFIDENTIAL INFORMATION) THIS EXCLUSION SHALL NOT APPLY; PROVIDED, HOWEVER, THAT THE MONETARY LIMITATION SET FORTH IN SECTION 15.1 (MAXIMUM MAGIC LIABILITY) SHALL APPLY TO ANY DAMAGES AWARDED PURSUANT TO THIS SECTION 15.4.

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                  15.5 Limitation of Licensee Liability. IN NO EVENT SHALL
LICENSEE BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF MAGIC ARISING OUT OF THIS AGREEMENT EXCEPT THAT WITH RESPECT TO ANY WILLFUL OR GROSSLY NEGLIGENT AND MATERIAL BREACH OF SECTION 2 (LICENSE GRANTS) OR SECTION 12 (CONFIDENTIAL INFORMATION) THIS EXCLUSION SHALL NOT APPLY; PROVIDED, HOWEVER, THAT THE MONETARY LIMITATION SET FORTH IN SECTION 15.2 (MAXIMUM LICENSEE LIABILITY) SHALL APPLY TO ANY DAMAGES AWARDED PURSUANT TO THIS
SECTION 15.5.

         16. Branding.

                  16.1 Trademark License. Magic grants to Licensee the nonexclusive license and right to use the Magic Trademarks in connection with Licensee's exercise of the rights granted to it hereunder in the Licensed Country. All Magic Trademarks are and shall remain the sole property of Magic.

                  16.2 Use On Licensee Offerings. Licensee agrees to use the Magic Trademarks in all advertising, documentation and other printed and electronic media materials concerning the Licensee Public Services. The size and placement of the Magic Trademarks shall comply with Magic's Guidelines for Product Logos, but shall otherwise be within Licensee's discretion, provided that the Magic Trademarks shall be easily visible.

                  16.3 Compliance with the CS and the SII Specifications. Licensee agrees that its use of the Magic Trademarks will signify that Licensee Public Services comply with CS and the SII Specifications. Licensee agrees that its use of the Magic Trademarks shall be subject to reasonable restrictions and quality control standards and restrictions on use in accordance with Magic's Trademark usage guidelines to be provided to Licensee, including the submission of samples of Licensee's advertising and promotional materials pertaining to the Licensee Public Services and containing the Magic Trademarks within a reasonable time after the first use of any such advertising and promotional materials by Licensee.

                  16.4 Exceptions to Logo Usage. If Licensee's use of any of the Magic Trademarks (or any other trademark adopted by Magic pursuant to Section
16.3 (Compliance with the CS and the SII Specifications)) is enjoined, Licensee shall be under no further obligation to use such Magic Trademark, and the parties shall cooperate in implementing a substitute logo.

                  16.5 Licensee Marks. Licensee shall have sole control and ownership of its own name for Licensee Public Services (the "Licensee Marks"), which service mark shall be used in conjunction with the Magic Trademarks, provided that Licensee agrees not to use any trademark or service mark in close proximity to any of the Magic Trademarks, or to combine the Licensee Marks or any other trademarks or service marks so as to effectively create a unitary composite mark without the prior

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written approval of Magic, or to use a trademark that is confusingly similar to a Magic Trademark.

                  16.6 Non-Interference. Licensee shall not, during the term of this Agreement or thereafter, interfere in any manner whatsoever with Magic's right and title to the Magic Trademarks, so long as such Magic Trademarks do not cause confusion with any pre-existing marks belonging to Licensee.

         17. Third Party Beneficiaries.

                  17.1 AT&T.

                           17.1.1 Third Party Beneficiary. Licensee acknowledges
that AT&T Corp. ("AT&T") is a third party beneficiary to this Agreement to the extent and only to the extent that AT&T desires to enforce the scope of permitted use of any portions of the Licensed Technology jointly owned by Magic and AT&T ("Jointly Owned Technology"). Magic shall identify all Jointly Owned Technology by a notice on or in the Licensed Technology. Magic shall provide Licensee with a notice on the Effective Date of all the existing Jointly Owned Technology. Magic does not envision the creation of any additional Jointly Owned Technology.

                           17.1.2 Restrictions on Use of Jointly Owned
Technology. Notwithstanding anything to the contrary in this Agreement, Licensee may not grant sublicensing rights to any Jointly Owned Technology without Magic's express written permission, granted on a case-by-case basis. Magic will withhold its permission only if Magic does not have the right to grant Licensee the right to sublicense Jointly Owned Technology. As of the Effective Date, Magic does not have the right to grant Licensee the right to grant any sublicenses in the Jointly Owned Technology. In the event that Licensee desires to sublicense Jointly Owned Technology but Magic does not give its permission to do so, Magic and Licensee will cooperate to arrange a direct license from Magic to Licensee's desired sublicensee of such Jointly Owned Technology. Each sublicense of Jointly Owned Technology by Licensee must state that AT&T is a third party beneficiary of all of the terms of such sublicense applicable to the Telescript Based Public Services to the extent and only to the extent that such terms relate to any portions of the Jointly Owned Technology. Magic represents that except for the restrictions on Licensee's use of the Licensed Technology set forth in this Agreement and the additional restrictions on Licensee's use of the Jointly Owned Technology set forth in this Section 17.1.2, General Magic's agreement with AT&T regarding the Jointly Owned Technology imposes no additional restrictions or requirements on Licensee's ability to use, reproduce and modify the Jointly Owned Technology. Magic will provide Licensee with a then current list of all Jointly Owned Technology on or before the Effective Date.

                  17.2 Neuron Data. Licensee acknowledges that the Licensed Technology may contain software, in Object Code form, licensed from Neuron Data (the "ND Software"). Without limiting Licensee's intended rights to use the ND Software as part of the Licensed Technology hereunder, Licensee agrees that it will

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not incorporate any portion of the ND Software in to any new or derivative software tools, Scripts, or Licensee Public Services, or otherwise distribute the ND Code, without obtaining a license to do so from Neuron Data.

         18. General Provisions.

                  18.1 Independent Contractors. Each party shall perform its obligations hereunder as an independent contractor and shall be solely responsible for its own financial obligations. Nothing contained herein shall be construed to imply a joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

                  18.2 Arbitration and Governing Law. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. This Agreement shall be governed by the laws of the State of California, without regard to the principle of conflict of laws, and to the laws of the United States of America. The arbitration shall be conducted by a single arbitrator and the language of the arbitration shall be English. The arbitration shall take place in New York, New York. The application of the United Nations Convention for the International Sale of Goods is expressly disclaimed.

                  18.3 Section Intentionally deleted.

                  18.4 Section Intentionally deleted.

                  18.5 Assignment. Magic shall not assign this Agreement or any rights hereunder, whether by operation of law or otherwise, without the prior written consent of Licensee except pursuant to a merger, sale of all or substantially all of its assets, or other corporate reorganization. Any such attempted assignment shall be void and shall constitute a material default of this Agreement. Subject to the foregoing, this Agreement shall benefit and bind the successors and assigns of the parties. Licensee shall be entitled to assign this Agreement, or to sublicense some or all of its rights hereunder, to any company or companies owned or controlled by Licensee which agree in writing to be bound by all of the terms and conditions of this Agreement, in the instance of an assignment, or all relevant terms and conditions of this Agreement, in the instance of a sublicense, and to reconvey to Licensee all rights granted by Licensee in the event that Licensee ceases to own or control such company. For purposes of this Section 18.5, "control" means, in the case of a corporation, direct or indirect ownership or control of fifty-one percent (51%) or more of the outstanding shares of stock entitled to vote for the election of directors (other than shares of stock whose voting rights are subject to restriction). Licensee may request that Magic waive such control requirement on a case-by-case basis, and Magic will not unreasonably deny such request provided that Licensee maintains de facto control over its proposed assignee/sublicensee. In the case of any sublicense by Licensee under this Section, royalties shall be payable by Licensee in accordance with

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Section 3 (Technology Fees and Royalties) with respect to combined applicable sales by it and the sublicensee. Licensee shall also be entitled to assign this Agreement in connection with a merger, sale of all or substantially all of its relevant assets, or other corporate reorganization.

                  18.6 Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

                  18.7 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered in person, mailed by registered or certified airmail (postage prepaid, return receipt requested) to the party to receive the notice at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. All such notices shall be effective upon receipt.

                  18.8 Export Controls. Each party agrees to comply with all United States Department of Commerce and other export controls with respect to the subject matter hereof.

                  18.9 Force Majeure. If the performance of this Agreement, or any obligation of either party hereunder, is prevented, restricted, or interfered with by reason of fire, explosion, breakdown of plant, epidemic, earthquake, flood, power failure, war, embargo, law, order, demand or requirement of any government, or any subdivision or representative of any such government, strike, boycott, or any other circumstance beyond the reasonable control of the party affected ("Force Majeure Event"), then the party affected upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference (and the other party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such party's obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use its best efforts to avoid or remove such causes of non-performance and both parties shall proceed with dispatch whenever such causes are removed or cease. The party affected by a Force Majeure Event shall keep the other party informed on a regular basis of the prognosis for removal or recovery from such Force Majeure Event.

                  18.10 Taxes.

                           (a) Licensee agrees to pay, indemnify and hold Magic
harmless from any sales, use, import or export, value added, or similar tax or duty arising out of the transactions contemplated hereby legally imposed primarily upon Licensee, but for which Magic may have secondary liability.

                           (b) Magic agrees to pay, indemnify and hold Licensee
harmless from any sales, use, import or export, value added, or similar tax or duty arising out of the transactions contemplated hereby legally imposed primarily upon Magic, but for which Licensee may have secondary liability.

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                           (c) Nothing contained in this Section 18.10 (Taxes)
shall require either party to indemnify the other in respect of any taxes based upon the other party's net income or gross revenues, or for any withholding taxes.

                  18.11 Severability. In the event that any term, clause, provision, or condition of this Agreement is found invalid by any court, for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision, or condition and such invalid term, clause, provision, or condition shall be deemed to have been deleted from this Agreement.

                  18.12 Section Headings. Section headings are inserted herein for convenience only and form no part of this Agreement.

                  18.13 Entire Agreement. This Agreement and the exhibits hereto represent and constitute the entire agreement between the parties with respect to the subject matter hereof, may only be amended in writing signed by both parties, and supersede all prior agreements and understandings with respect to the matters covered by this Agreement. Subsequent to the Effective Date, Licensee shall prepare a true and accurate French language translation of the Agreement, which the parties will execute after being verified by Magic as being true and accurate. The English language version of this Agreement and the French language translation of this Agreement shall be equally binding in any arbitration or other proceeding regarding the parties' intent behind the terms or conditions herein.

         IN WITNESS WHEREOF, Magic and Licensee have caused this Agreement to be executed by their authorized representatives.

MAGIC:                                          LICENSEE:

GENERAL MAGIC, INC.                             FRANCE TELECOM

By: /s/ Marc Porat                              By: /s/ Charles Rozmaryn
    --------------                                  --------------------
Print Name: Marc Porat                          Print Name: Charles Rozmaryn

Title: Chairman and CEO                         Title: Directeur General

Date: 25 July '95                               Date: 3-8-95


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                                    EXHIBIT A

                               LICENSED TECHNOLOGY

                           Service Provider Kit (SPK)

Description

         The Service Provider Kit is a UNIX-based deliverable that enables a network operator to build and operate a public Telescript service. The SPK currently contains the following components. Magic may update and modify the components as the need arises for purposes of completion and revision: **** .


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                                    EXHIBIT B

                                DEVELOPMENT SITE

Licensee's use of the Source Code shall be restricted to the following Development Site:

Name of Development Site                  Address of Development Site
- ------------------------                  ---------------------------

Service d'Etudes Communes de la           42, rue des Coutoures
Post et de France Telecom                 BP 6243
(S.E.P.T.)                                14066 Caen Cedex
                                          France

Centre d'Egudes de Telediffusion          4 rue du Clos Courtel
et Telecommunications (CCETT)             BP 59
                                          35512 Cesson-Sevigne Cedex
                                          France

Centre National d'Etudes                  38-40 rue du General-Leclerc
des Telecommunications (CNET)             92131 Issy les Moulineaux Cedex
                                          France

                                          and

                                          2, avenue Pierre Marzin
                                          22307 Lannion Cedex
                                          France

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                                    EXHIBIT C

                               DELIVERY MILESTONES

Telescript Developer Kit/Service Provider Kit **** - ****
****
****

Telescript Developer Kit/Service Provider Kit **** - ****
****



                  TELESCRIPT DEVELOPER KIT/SERVICE PROVIDER KIT
                      **** IS THE FIRST PRODUCTION VERSION

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                                    EXHIBIT D

                                MAINTENANCE TERMS

         1. NEW RELEASES, ERROR REPORTS AND RESOLUTIONS.

                  1.1 New Releases and Enhancements. During the term of the Agreement, Magic shall deliver to the Licensee Technical Contacts Non-Mandatory Releases, Mandatory Releases, and Mandatory Error Corrections which are generally made available to similarly situated licensees who have licensed the Licensed Technology from Magic. Magic will accept Licensee's written suggestion of feature enhancements for future releases. Licensee suggestions will be subject to the provisions in Section 7 (General Rights to Ownership) of this Exhibit D. Magic is under no obligation to incorporate Licensee suggestions into the Licensed Technology.

                  1.2 Error Reporting and Tracking. During the term of the Agreement, the Licensee Technical Contacts may submit Error Reports by electronic means (preferred), facsimile or in writing to Magic in the form set forth in Attachment 2 (Error Report) hereto specifying the Errors which Licensee wishes to have corrected. Errors must be reported with sufficient information so that they are reproducible at General Magic. Magic shall maintain a tracking procedure for all properly submitted Error Reports.

                  1.3 Classification of Errors. Licensee shall use its reasonable business judgment to assign each reported Error one of the preliminary Error classification levels set forth in Section 1.7 (Error) of the Agreement, and shall report such preliminary classification in the Error Reports that Licensee submits to Magic.

                  1.4 Magic's Response to Error Reports. Magic will acknowledge receipt of an Error Report by the end of Magic's next business day. Magic will then review the Error Report and use its reasonable business judgment to send back to Licensee with fifteen (15) days, a proposal in response to such Error Report, including technical solution(s), the Error classification level perceived by Magic and as according to the Error level definitions set forth in
Section 1.7 (Error) and the intended date for the Resolution to be delivered.

         Licensee will inform Magic of its agreement or disagreement within fifteen (15) days after receipt of Magic's proposal. In case of any disagreement, Magic and Licensee will use all reasonable efforts to reach an agreement on a Resolution proposal that is acceptable to both parties.

         Magic will use reasonable commercial means to deliver a Resolution of all Level 1 Errors as soon as possible. Resolution of Level 2, 3 and 4 Errors will be provided according to the agreed upon Resolution proposal.

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                  1.5 Acceptance of Resolutions. Licensee shall have thirty (30)
days (or such other time as the parties may mutually agree upon) from the date on which Magic provides a proposed Resolution to an Error to examine and test the Resolution to determine if it corrects the mutually agreed upon Error. All Resolutions will be deemed to have been accepted by Licensee if Magic does not receive from Licensee within such thirty (30) day period a new Error Report stating that the Resolution did not correct the Error or that the Resolution created a new Error. Licensee's sole and exclusive remedy for rejecting a Resolution is to issue such new Error Report. New Error Reports shall be treated in accordance with the guidelines set forth in this Exhibit D as original Error Reports.

         2. Services Not Included. The following services are outside the scope of the Agreement:

                  2.1 Other Products. Maintenance for Magic products not licensed under the Agreement;

                  2.2 Modifications. Maintenance for Licensed Technology which has been modified by Licensee or others;

                  2.3 Non-Current Release. Maintenance for other than the current release of Licensed Technology, except as provided in Section 3 (Previous Releases) of this Exhibit D;

                  2.4 Other Technologies. Errors which are not generated by the Licensed Technology as delivered by Magic to Licensee executing on the designated Delivery Environment. At Licensee's request, Magic may, at its option, provide support for such Errors pursuant to the terms and conditions in Magic's standard Consulting Agreement;

                  2.5 Other Errors. Maintenance which becomes necessary due to:
(i) failure of computer hardware, equipment not supplied by Magic; (ii) catastrophe, negligence of Licensee, operator error, improper use of hardware or software or attempted maintenance by unauthorized persons; or (iii) hardware, software, or firmware changes to the Licensed Technology that are not provided by Magic; and

                  2.6 On-Site Support. On-site maintenance, unless mutually agreed to and subject to Magic's then-current on-site support fees unless otherwise mutually agreed.

         3. Previous Releases. Support for a particular release of the Licensed Technology shall automatically terminate six (6) months after delivery of a Non-Mandatory Release to Licensee and six (6) months after Licensee's acceptance of a Mandatory Release. In the case of a Non-Mandatory Release, the parties shall, at Licensee's option, negotiate in good faith the terms and conditions of any continued support of the superseded release to be provided by Magic after the expiration of such support.

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         4. Backwards Compatibility.

                  4.1 Telescript Language. Each release of the Telescript Language delivered to Licensee subsequent to release 2.0 of the Telescript Developer Kit/Service Provider Kit will support programs written in the previous release of the language, but the new release will indicate the portions of the previous release, if any, that are considered archaic. These archaic items will be supported by the new release but may not be supported in future releases. Only in the event of a serious problem (e.g. a significant security exposure) will incompatibility be introduced between two consecutive releases. Protocol specifications for communication between Telescript Engines (e.g. PIP) and Application Programming Interfaces (e.g. External Methods) will also follow this practice. Magic shall use reasonable commercial judgment to ensure maximum compatibility of the Licensed Technology.

                  4.2 Applications and Tools. Magic will attempt to maintain the functional compatibility of the applications and tools written in the Telescript language such that an application written to interact with such applications and tools will continue to function properly with the next release of such applications and tools. If this is not commercially or technically feasible, Magic will develop a plan, in cooperation with Licensee, for the transition from the current release of the applications and tools to the next release of the applications and tools. Magic's expenses for such plan will be supported solely by Magic.

         5. Licensee's Responsibilities.

                  5.1 Distribution of Releases. Licensee shall be responsible for implementing, at Licensee's expense (except as provided in Section 4.2 (Applications and Tools) of this Exhibit D), all Non-Mandatory Releases, Mandatory Releases and Mandatory Error Corrections. Licensee and Magic agree that all Non-Mandatory Releases, Mandatory Releases, and Mandatory Error Corrections provided by Magic are subject to all the terms and conditions of the Agreement.

                  5.2 Information and System Access Provided by Licensee. Licensee shall fully cooperate with Magic by providing all necessary hardware and software information, consultation, advice and electronic and physical access to all relevant hardware and software reasonably required by Magic to provide the support required under the Agreement. Such cooperation and access shall be subject to (i) any applicable agreement between Magic and Licensee,
(ii) any applicable agreement between Licensee and third parties and (iii) Licensee's Security Regulations that have been previously provided to Magic. In all cases, Licensee shall provide Magic with electronic and physical access to, at a minimum, those of Licensee's computer systems on which Magic delivered the version of the Licensed Technology in question and where such Licensed Technology is available as is, so that Magic may perform its support and consulting obligations required under this Agreement.

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         6. Description of Error Resolution Services Provided by Licensee.

                  6.1 First Tier Support. Licensee shall provide the first tier technical support to Subscribers and within the Licensee organization. This shall include, but not be limited to, Error verification and duplication, and reasonable efforts to determine and provide to subscriber a Resolution of the Error, which Resolution Licensee shall forward to Magic.

                  6.2 Access to Licensee Staff. Licensee shall provide Magic with access to the necessary Licensee support staff and equipment to address Level 1 and 2 Errors in a timely manner.

                  6.3 Reproducible Errors. Licensee will provide sufficient information with the Error Report so that the Error is reproducible at General Magic. Incomplete Error Reports will prevent or delay Magic's ability to respond to Errors.

                  6.4 Insufficient Licensee Support. Failure by Licensee to undertake any of the above obligations shall relieve Magic of its support obligations for such Error.

         7. General Rights to Ownership. Licensee acknowledges that all corrections, enhancements, or revisions of the Licensed Technology or any other work product provided by Magic in the course of its obligations under this Exhibit D and the Agreement shall be owned exclusively by Magic and subject to the conditions of the Agreement. Except for the rights expressly enumerated in the Agreement, Licensee is not granted any rights to patents, copyrights, trade secrets, trademarks (whether or not registered), or any other rights, franchises or licenses with respect to the Licensed Technology.

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                                    EXHIBIT E

                                MAGIC TRADEMARKS

1. Registered trademarks Use only with the (R) symbol:

2. Pending trademarks Use only with the (TM) symbol:

          [TELESCRIPT TRADEMARK]                 [MAGICMAIL TRADEMARK]

         General Magic(TM)
         Telescript(TM)
         Magicmail(TM)

- - Magic reserves the right to amend this Exhibit E as pending Magic Trademarks become registered, and as otherwise is necessary to advance a global standard and secure its trademark rights.

                                       E-1
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                                    EXHIBIT F

                                     PRICING

         1. License Fees. Within sixty (60) days of Magic's invoice, Licensee shall pay Magic a one time, non-refundable, except as provided in Section 11.1.1 (Indemnity) of the Agreement, non-recoupable first year license fee of Two Million Six Hundred Thousand U.S. Dollars (US$2,600,000) for the licenses described in Section 2 (License Grants). Magic shall not issue such invoice prior to the Effective Date. Additionally, upon the **** of the Effective Date, Licensee shall pay Magic a one time, non-refundable, except as provided in Sections 10.4 (Delivery Obligations) and 11.1.1 (Indemnity) of the Agreement, non-recoupable license fee of **** for the licenses described in Section 2 (License Grants). Additionally, upon the **** of the Effective Date, Licensee shall pay Magic a one time, non-refundable, except as provided in Sections 10.4 (Delivery Obligations) and 11.1.1 (Indemnity) of the Agreement, non-recoupable license fee of **** for the licenses described in Section 2 (License Grants).

         2. Royalties.

                  2.1 Usage Fees. Licensee shall pay Magic an ongoing semiannual usage fee ("Usage Fee") of **** of the Adjusted Total Gross Semiannual Revenue, as defined below, for each semiannual calendar period in which the Agreement is in effect. Semiannual calendar periods shall run from October 1st through March 31st, and from April 1st through September 30th. Notwithstanding the forgoing, the total maximum amount of Usage Fees owed by Licensee to Magic in any fiscal year (with fiscal years starting October 1st) following the Effective Date shall not exceed **** .

         "Adjusted Total Gross Semiannual Revenue" shall mean the revenue received by Licensee or a third party from all sources attributable to the operation of the Licensee Public Services during the semiannual calendar period in question less the following:

                           (a) Late Payment Fees, which shall mean any charges
and interest imposed on a Subscriber's overdue account during the semiannual calendar period in question;

                           (b) Pass Through Network Operation Fees, which shall
mean all fees paid by Licensee to third party network service providers and/or incurred by Licensee for the provision of network services that are reasonably necessary for the operation of the Licensee Public Service; provided, however, that in no event shall the reduction from Adjusted Total Gross Semiannual Revenue for such fees exceed twenty percent (20%) of the Adjusted Total Gross Semiannual Revenue prior to such deduction in any given semiannual calendar period;

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             (c) Refunds, which shall mean revenue returned to a Subscriber by
Licensee for the failure to provide, or for the provision of defective, Licensee Public Services during the semiannual calendar period in question, provided that such failure to provide or provision of defection services was caused by an Error in the Licensed Technology;

             (d) Settlements With Other Telescript Based Public Services, which shall mean fees paid by Licensee to other providers of Telescript Based Public Services for use of such Telescript Based Public Services by Licensee Public Services during the semiannual calendar period in question;

             (e) Subscriber Taxes, which shall mean taxes charged to a Subscriber's account during the semiannual calendar period in question for the provision of Licensee Public Services;

             (f) Uncollectible Accounts, which shall mean those Subscriber's accounts that have been overdue for at least one hundred sixty (160) days at the end of the semiannual calendar period in question; and

             (g) Electronic Merchant Fees;, which shall mean all fees imposed on Licensee's Subscribers based on the transaction value of information, goods and/or services provided pursuant to the use of the Licensee Public Service in the semiannual calendar period in question, provided that Licensee elects to impose such fees pursuant to Section 2.3 (Electronic Merchant Fees) of this Exhibit F.

         2.2 Deposits on Minimum Royalties. Upon **** (the, "First Deposit Date"), Licensee shall pay Magic a one-time, non-refundable but recoupable (as set forth below) deposit against minimum royalties in the amount of **** . Additionally, upon the **** of the First Deposit Date, Licensee shall pay Magic a one-time, non- refundable but recoupable (as set forth below) deposit against minimum royalties in the amount of **** . Finally, upon each subsequent **** of the First Deposit Date, Licensee shall pay to Magic a recurring, non-refundable but recoupable (as set forth below) deposit against minimum royalties in the amount of **** . Each such deposit on minimum royalties is recoupable only against Usage Fees that accrue in the twelve (12) months immediately following the due date for such deposit. After such twelve (12) months expire, such deposit will automatically become non-recoupable and non-refundable. All Usage Fee recoupment against deposits on minimum royalties shall be on a Dollar-for-Dollar basis.

                  2.3 Electronic Merchant Fees. Licensee represents that it does not currently impose any fees based on the transaction value of information, goods and/or services provide to Subscribers by Licensee or any third party arising out of the use of a Licensee Public Service. If Licensee elects to impose any such fees Magic and Licensee shall negotiate in good faith a percentage of such fees to be paid to Magic as royalties.

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                                    EXHIBIT G

                       SAMPLE DELIVERY ACKNOWLEDGMENT FORM

         To:_______________________               Date:________________________

         From:_____________________               Contact Person:______________

All materials delivered are covered by the terms and conditions of:

Contract:__________________________               Date of contract:____________

Description of Materials Delivered:

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

Comments:

         ______________________________________________________________________

         ______________________________________________________________________

Acknowledged and Agreed to by:

GENERAL MAGIC, INC.                             _______________________________

By:_______________________________              By:____________________________

Print Name:_______________________              Print Name:____________________

Date:_____________________________              Date:__________________________

Please sign above, print name, date and return to:

       General Magic, Inc., Attn.: Legal Department, 420 N. Mary Ave., Sunnyvale, CA 94086

                                       G-1
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                                    EXHIBIT H

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into this day of , 199 , between and among France Telecom ("Licensee"), a French Exploitant Public, having its headquarters at 6, Place d'Alleray 75015 Paris, France; General Magic, Inc. ("General Magic"), a California corporation, with its principal place of business at 420 North Mary Avenue, Sunnyvale, CA 94086; and the "Escrow Agent" set forth at the end of this Agreement.

         WHEREAS, General Magic and Licensee have entered into a Telescript & MagicMail License Agreement dated , 1995 (the "License Agreement"), whereby Licensee is authorized to incorporate Licensee's Service Telescript Engine and other related software, all of which is (i) provided to Licensee in object code form only and (ii) set forth in Appendix A hereto (the "Software");

         WHEREAS, General Magic desires to provide assurance to Licensee that, in the event of certain conditions specified herein, access to the source codes for the Software and related documentation as specified in Appendix A (together, the "Escrow Materials") may be obtained for the purpose of providing maintenance, support, improvement, enhancement, and other modification of or addition to the Software;

         WHEREAS, General Magic desires to enter into a escrow arrangement with Licensee to provide for the deposit of the Escrow Materials and related documentation to be held by Escrow Agent pursuant to all of the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent for General Magic and Licensee on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

         1. Appointment. General Magic and Licensee hereby appoint Escrow Agent as the escrow holder under this Escrow Agreement, and the Escrow Agent accepts such appointment on the terms and conditions set forth in this Escrow Agreement.

         2. Deposit of Escrow Materials. General Magic agrees to deposit with the Escrow Agent one copy of the Escrow Materials within thirty (30) days of Licensee's Acceptance of the First Production Version (as defined in the License Agreement). General Magic agrees to deposit updated versions, if any, of the Escrow Materials every three (3) months during the term of this Agreement. Escrow Agent shall hold and dispose of the Escrow Materials only in accordance with the terms of this Escrow

Agreement. Licensee shall have the right from time to time in its discretion to obtain access to the Escrow Materials for the sole purpose of verifying (through compilation and other appropriate tests) that the proper source materials have been deposited, provided that Licensee shall not retain any copies of the Escrow Materials used in such verification process. General Magic shall be given written notice of the date and time of such verification notice sufficiently in advance to reasonably permit a General Magic representative to attend such verification, and shall be permitted to have its representative in attendance at all times during such verification.

         3. Transfer of Copy Title. Title to the copies constituting the Escrow Materials shall vest in the Escrow Agent when material constituting the Escrow Materials comes into possession of the Escrow Agent. Title to all Escrow Materials transferred to Licensee hereunder shall vest in Licensee on delivery. Licensee's rights in the intellectual property embodied in the Escrow Materials shall be as set forth in the License Agreement.

         4. Purpose. The Escrow Materials shall constitute a reserve to be made available to Licensee, under the terms of this Escrow Agreement, only upon the occurrence of one of the "Releasing Events" set forth in Section 7.7 (Source Code Escrow) to the License Agreement.

         5. Escrow Release and Software License. Subject to the provisions of Sections 6, 7, and 8 below, the Escrow Agent shall be authorized to release the Escrow Materials to Licensee upon receiving written authorization from Licensee certifying that Licensee is entitled to the Escrow Materials (the "Notice") pursuant to Section 4 above. Contingent upon the Escrow Agent's authorized release of the Escrow Materials, and subject to all of the terms and conditions in the License Agreement and this Escrow Agreement, Magic hereby grants Licensee a non-exclusive, license under all Intellectual Property Rights owned or licensed by Magic to, during the term of the License Agreement, use, reproduce, modify and create derivative works of the Software in source code form at the Development Site(s) solely to (i) create error corrections, maintenance and performance enhancements and support the Licensee Public Service, and (ii) compile the source code of the Software to create object code. All derivative works created pursuant to this Section 5 must comply with the requirements of
Section 8 (Control of Modifications of Licensed Technology and Documentation) of the Agreement. Licensee shall not have the right to sublicense or otherwise disclose or distribute the source code of the Escrow Materials, and shall maintain them in confidence pursuant to Section 12.3 (Confidentiality of Source Code and System Level Documentation) of the License Agreement.

         6. Counternotice. Within three (3) business days after receipt of the Notice, the Escrow Agent shall deliver to General Magic a copy of the Notice and shall confirm such delivery in writing to Licensee. If the Escrow Agent, within ten (10) business days after delivery of the Notice by the Escrow Agent to General Magic, does not receive (a) a written statement from Licensee withdrawing such notice, or (b) a counternotice (the "Counternotice") from General Magic, then the Escrow Agent shall promptly deliver the Escrow Materials to Licensee.

         7. Disputed Notice. If General Magic disputes the existence of the conditions upon which the Notice is based, then General Magic shall, within ten
(10) business days following its receipt of the Notice, submit a Counternotice to the Escrow Agent. If the Counternotice is received by the Escrow Agent before the close of business on the tenth (10th) business day following receipt of the Notice by General Magic, then the Escrow Agent shall, within three (3) business days after receipt of the Counternotice, serve a copy of the Counternotice on Licensee and withhold delivery of the Escrow Materials pending receipt of (a) a decision evidencing the outcome of the arbitration provided for in Section 8 below, or (b) other written instructions signed by both General Magic and Licensee. Upon receipt of said decision or other instruction, the Escrow Agent shall deliver a copy of the Escrow Materials only in accordance with the decision or instruction.

         8. Arbitration of Disputed Notice. General Magic and Licensee agree that, if the Counternotice is given by General Magic pursuant to Section 6 above, then said parties shall submit the matter to alternative dispute resolution (("ADR") and arbitration in accordance with Sections 18.3 (Alternative Dispute Resolution) and 18.4 (Arbitration) of the License Agreement. The sole question in ADR or arbitration shall be whether there existed, at the time Licensee transmitted the Notice to the Escrow Agent under
Section 5 above, the conditions specified in Section 4 above. If the parties agree in the ADR process, or the arbitrators find, that the Notice was properly given by Licensee on the basis of the existence of the conditions specified in
Section 4 above, then the Escrow Agent shall promptly deliver the Escrow Materials to Licensee. If the parties agree in the ADR process, or the arbitrators find, that the Notice was not properly given by Licensee on the basis of the existence of the conditions specified in Section 4 above, then the Escrow Agent shall not release the Escrow Materials. Licensee may elect to bypass the ADR process by written notice to General Magic and the Escrow Agent requesting immediate commencement of arbitration, in which case the arbitrators shall be instructed to schedule all discovery, briefings and hearings, and render a final decisions, within forty-five (45) days from their appointment.

         9. Termination. This Escrow Agreement and the escrow established pursuant to this Escrow Agreement shall terminate upon (a) notice of such termination by Licensee, or (b) termination of Licensee's Software license pursuant to the License Agreement. General Magic shall give the Escrow Agent written notice of the termination of Licensee's Software license. Within three
(3) business days after receipt of the notice, the Escrow Agent shall deliver to Licensee a copy of the notice and shall confirm such delivery in writing to General Magic. If the Escrow Agent, within ten (10) business days after delivery of the notice by the Escrow Agent to Licensee, does not receive (a) a written statement from General Magic withdrawing such notice, or (b) a counternotice from Licensee, then the Escrow Agent shall promptly deliver the Escrow Materials to General Magic. If Licensee disputes the existence of the conditions upon which the notice is based, then the parties shall follow the notice and dispute resolution procedures set forth in Sections 7 and 8 above. Upon termination, all materials comprising the Escrow Materials, and title thereto, shall thereupon be returned to General Magic.

         10. Notices.

             (a) It is understood that the Escrow Agent will incur no liability for acting upon any instruction, notice, direction or other document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the person or persons authorized to perform such act under the terms of this Escrow Agreement.

             (b) All notices, instructions, deliveries and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when personally delivered, when sent by telecopy, telex, or telegram, or two (2) days after mailing if mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

To Escrow Agent:   To the address set forth at the end of this Escrow Agreement, and to the attention of the person signing this Escrow
                   Agreement on behalf of Escrow Agent;

To General Magic:  To the address first set forth above;

To Licensee:       To the address first set forth above;

or such other name or address as the Escrow Agent, General Magic or Licensee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

         11. Liability of Escrow Agent. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations event of any controversy hereunder or with respect to any questions as to the construction of this Escrow Agreement or any action to be taken by the Escrow Agent, the Escrow Agent may, at its expense, consult with counsel selected and employed by it, and the Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of General Magic, Licensee, or for anyone else, to perform or comply with any of the provisions of this Escrow Agreement.

         12. Governing Law; Forum Selection. This Escrow Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles. All disputes arising out of this Agreement, other than the arbitration pursuant to Section 8 above, will be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties consent to the personal and exclusive jurisdiction of these courts.

         13. Entire Agreement. This Escrow Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified, or terminated orally.

         14. Validity. No action taken by the Escrow Agent in accordance with the terms and provisions hereof shall be deemed to constitute a representation of the Escrow Agent as to the validity or value of any documents or instructions held by, or delivered to, it.

         15. Resignation/Replacement.

             (a) Upon sixty (60) days' prior written notice given to General Magic and Licensee, the Escrow Agent may resign. Within fifteen (15) days after the giving of such notice, General Magic and Licensee shall mutually designate a successor Escrow Agent. Such successor Escrow Agent shall be bound by the terms and provisions of this Escrow Agreement. In the event that no such agreement is reached within such fifteen (15) day period, the Escrow Agent shall continue to hold the Escrow Materials then held by it and shall take no further actions and shall have no further obligations hereunder except as required by the last sentence of this Section 15(a). The Escrow Agent named herein shall cooperate with its successor in order to effectuate the transfer of its duties to the successor Escrow Agent.

             (b) Upon notice, General Magic and Licensee may replace Escrow Agent with a successor, who shall replace Escrow Agent and be bound by all the terms and conditions of this Agreement.

         16. Fees and Expenses. Licensee agrees to pay the fees of the Escrow Agent for its services hereunder during the term of this Agreement. Such fees shall consist of periodical escrow maintenance charges, at Escrow Agent's standard rates, and fees charged for carrying out its duties hereunder.

         17. Indemnification. Licensee and General Magic jointly and severally agree to indemnify the Escrow Agent from and against any and all third party liabilities, claims, suits and other proceedings, all judgments and other awards against the Escrow Agent in connection therewith, and all costs and expenses incurred in connection with the defense thereof, in each case which may be imposed on, or incurred by, or asserted against, the Escrow Agent in any way relating to, or arising out of, this Agreement, or any action taken or omitted by the Escrow Agent under this Agreement, provided that neither Licensee nor General Magic shall be liable for that portion of any such indemnification amount resulting from the Escrow Agent's gross negligence or willful misconduct or violation by the Escrow Agent of any terms or provisions of this Escrow Agreement.

         18. Copies of Notice. Escrow Agent shall provide Licensee with copies of all notices sent by or to Escrow Agent relating to requests for release of the Escrow Materials by any of General Magic's other licensees.

         IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date set forth above.

LICENSEE:                                     GENERAL MAGIC

FRANCE TELECOM                                GENERAL MAGIC, INC.

By: /s/ Charles Rozmaryn                      By: /s/ Marc Porat

Print Name: Charles Rozmaryn                  Print Name: Marc Porat

Title: Directeur General                      Title: Chairman and CEO

ESCROW AGENT:

Name:_________________________________

Address:______________________________


By:___________________________________

Print Name:___________________________

Title:________________________________

                         APPENDIX A TO ESCROW AGREEMENT

Software; Escrow Materials

Software:

Escrow Materials:   All source code, including all comments, in machine readable form

         All flow charts and other design, pre-coding, coding, and other technical documentation which would be useful in enabling a programmer to understand and modify the source code.

                                   EXHIBIT I-1

                        EMPLOYEE NON-DISCLOSURE AGREEMENT

                [INSERT COPY OF LICENSEE'S STANDARD EMPLOYEE NDA]

                                   EXHIBIT I-2

                       CONTRACTOR NON-DISCLOSURE AGREEMENT

               [INSERT COPY OF LICENSEE'S STANDARD CONTRACTOR NDA]

                                   EXHIBIT I-3

                      OPERATION OF SECURE COMPUTER SYSTEMS

         1. Secure Computer System. Secure Computer System refers to a computer system used by Licensee to modify, compile and assemble the Source Code and link the Object Code in conjunction with the process of designing, developing, testing, and maintaining Licensee Public Services. It shall consist of an isolated network containing one (1) or more computer workstations and personal computers contained in a single building. All such Secure Computer Systems will be housed in secured sites according to the provisions set forth below:

            1.1 Site Security Provisions.

                (i) The entire system shall be located in a single building accessible only by employees, contractors and registered guests at the Development Site.

                (ii) The designated Licensee Systems and Security Administrator ("SSA") shall maintain one master hard copy of the Source Code. Each subsequent hard copy of the Source Code must have a unique serial number stamped on each page in red ink, which identifies it as an authorized copy and each page must be stamped "General Magic Confidential -- Copying Prohibited." The SSA shall control access to all hard copies of the Source Code by assigning one copy to each Authorized Employee and Authorized Contractor and maintaining a log of which copy, identified by its unique serial number, has been distributed to which employee or contractor. When not in use, all copies of the Source Code must be kept in a locked drawer, cabinet, or room at the Development Site.

                (iii) Licensee shall establish security policies and procedures so as to prevent removal of the Source Code, or any partial or modified portion thereof from the secured area except as specified herein.

                (iv) The Secure Computer System is not remotely accessible (e.g., by telecommunications).

            1.2 Secure Computer System Security Provisions.

                (i) Access to Source Code installed on the Secure Computer System will be limited to (a) Authorized Employees and Authorized Contractors, and (b) the SSA for the purposes of system maintenance and backups.

                (ii) All such individuals included above shall have signed a confidentiality agreement in the form attached as Exhibit I-3 (Notice Regarding Confidentiality of Information).

                (iii) Access to the Source Code will be controlled by password identification protection software. Passwords will be issued and controlled by the SSA. Authorized Employees and Authorized Contractors will log-off the computer (a) before leaving a terminal unattended, and (b) when any person other than an Authorized Employee, Authorized Contractor, or the SSA is within viewing range of the terminal. Authorized Employees and Authorized Contractors will only use the copy of the Source Code installed on a password protected server by the SSA and will not make copies of the Source Code.

                (iv) Backups of the Source Code will be administered by the SSA and will be securely archived within the controlled access site containing the Secure Computer System and/or in a locked file at the offices of . All backup tapes containing Source Code shall be labeled "Licensee Confidential" and shall be subject to Licensee's maximum security measures. Network system maintenance shall be conducted under the supervision of the SSA by Authorized Employees and Authorized Contractors.

                (v) Source Code delivered to Licensee will be transported to the Licensee SSA by one of the following methods: (a) on magnetic media by a mutually agreed upon carrier, or (b) transmitted by a phone line to a call-back modem linked to Licensee's Secure Computer System and located within Licensee's secured site. Such modem shall normally be disconnected and locked-away with access controlled by the SSA.

                (vi) Object Code will be made available to other development systems located outside of the secured area for the purpose of linking with other software related to development of the Licensee Public Services. Transfer of such Object Code will occur through physical transport on magnetic media and will be managed by the SSA. All unneeded symbol tables, etc. will be removed from the Object Code prior to transfer.

         2. Development Site. If more than one Development Site is listed in Exhibit B (Development Site), Licensee will maintain a separate Secure Computer System at each such site. Each site will have its own System and Security Administrator (SSA) directly responsible to an officer of Licensee.

                                    EXHIBIT J

                          ADDITIONAL LICENSED COUNTRIES

         MAGIC and LICENSEE may find an interest in expanding the definition of "Licensed Country(ies)" to include countries in which LICENSEE's affiliates develop telecommunications operator activities.

         A list of such countries is given below.

         The list is indicative only and has been established at the Effective Date. The list is subject to evolution by the mutual written consent of MAGIC and LICENSEE. The term, "Licensed County(ies)" may be expanded to include any of the below listed countries only pursuant to the terms and conditions in Section
1.10 (Licensed Countries).

BELGIUM
GERMANY
ITALY
SPAIN
SWITZERLAND
U.K.

GREECE
THE NETHERLANDS
SWEDEN

CZECH REPUBLIC
The Free Zone of KALININGRAD
POLAND
CZECH REPUBLIC

ARGENTINA
MEXICO

INDONESIA
U.S.
JAPAN

                                    EXHIBIT K

                             BUSINESS PLAN FRAMEWORK

              To Be Agreed Upon Prior to Licensee's First Requested
                       Extension of the Licensed Territory

                                       K-1